AMENDED AND RESTATED
                             LOAN AGREEMENT
                                 Between
                   ST. MARY LAND & EXPLORATION COMPANY

                                   and

                       NATIONSBANK OF TEXAS, N.A.

                                   and

               NORWEST BANK COLORADO, NATIONAL ASSOCIATION

        (SUCCESSOR TO NORWEST BANK DENVER, NATIONAL ASSOCIATION)




                               Dated as of

                              April 1, 1996

                             TABLE OF CONTENTS




    Page

     1.   Definitions. . . . . . . . . . . . . . . . .. . . .-1-

     2.   The Loans. . . . . . . . . . . . . . . . . .. . . .-8-
          (a)  Commitment Amounts. . . . . . . . . . .. . . .-8-
               (i)  Tranche A Loan . . . . . . . . . .. . . .-8-
               (ii) Tranche B Loan . . . . . . . . . .. . . .-8-
          (b)  Interest on the Loans . . . . . . . . . . . . -9-
               (i)  Computation of Interest. . . . . . . . . -9-
               (ii) Late Payment Rate. . . . . . . . . . . .-10-
               (iii)     Maximum Lawful Rate . . . . . . . .-10-
          (c)  The Revolving Loan Period . . . . . . . . . .-10-
               (i)  Requests for Advances. . . . . . . . . .-10-
               (ii) Prime Rate Advances. . . . . . . . . . .-10-
               (iii)     LIBOR Advances. . . . . . . . . . .-11-
          (d)  The Term Loan Period. . . . . . . . . . . . .-11-
          (e)  The Loan Date and Initial Advances. . . . . .-12-
          (f)  Payments by Borrower. . . . . . . . . . . . .-12-
          (g)  Prepayments . . . . . . . . . . . . . . . . .-12-
          (h)  Fees. . . . . . . . . . . . . . . . . . . . .-13-
               (i)  Transaction Fee. . . . . . . . . . . . .-13-
               (ii) Tranche A Loan Commitment Fee. . . . . .-13-
               (iii)     Tranche B Loan Commitment Fee . . .-13-
               (iv) Engineering Fee. . . . . . . . . . . . .-14-
               (v)  Conversion Fee . . . . . . . . . . . . .-14-
               (vi) Letter of Credit Fee . . . . . . . . . .-14-
               (vii)     Facility Fee. . . . . . . . . . . .-14-
          (i)  Inability to Determine Rates. . . . . . . . .-14-
          (j)  Illegality. . . . . . . . . . . . . . . . . .-14-
          (k)  Increased Costs and Taxes . . . . . . . . . .-15-
          (l)  Adjustments . . . . . . . . . . . . . . . . .-16-
          (m)  Participations. . . . . . . . . . . . . . . .-16-

     3.   Letters of Credit. . . . . . . . . . . . . . . . .-16-
          (a)  Issuance of Letters of Credit . . . . . . . .-16-
          (b)  Payments Treated as Prime Rate Advances . . .-17-

     4.   Asset Dispositions . . . . . . . . . . . . . . . .-17-
          (a)  Mandatory Prepayments . . . . . . . . . . . .-17-
          (b)  Release Values. . . . . . . . . . . . . . . .-17-
          (c)  Release of Liens. . . . . . . . . . . . . . .-17-

     5.   Borrowing Base . . . . . . . . . . . . . . . . . .-17-
          (a)  Initial Aggregate Borrowing Base; Limitations
               on Borrowing Base . . . . . . . . . . .. . . -17-
          (b)  Engineering Report. . . . . . . . . . .. . . -18-
          (c)  Determination of Aggregate Borrowing Base  . -18-
          (d)  Notification of Aggregate Borrowing Base.  . -18-
          (e)  Acceptance and Application of Aggregate
               Borrowing Base . . . . . . . . . . . . . . . -18-

     6.   Excess Debt. . . . . . . . . . . . . . . . . . . .-19-
          (a)  Tranche A Loan. . . . . . . . . . . . . . . .-19-
          (b)  Tranche B Loan. . . . . . . . . . . . . . . .-20-

     7.   Security . . . . . . . . . . . . . . . . . . . . .-20-
          (a)  Security Documents. . . . . . . . . . . . . .-20-
          (b)  Filing and Recordation. . . . . . . . . . . .-20-

     8.   Representations and Warranties . . . . . . . . . .-21-
          (a)  Corporate Existence . . . . . . . . . . . . .-21-
          (b)  Non-Contravention . . . . . . . . . . . . . .-21-
          (c)  Third Party Authorization . . . . . . . . . .-21-
          (d)  Corporate Authorization; Binding Effect . . .-22-
          (e)  Litigation. . . . . . . . . . . . . . . . . .-22-
          (f)  Taxes . . . . . . . . . . . . . . . . . . . .-22-
          (g)  Liens . . . . . . . . . . . . . . . . . . . .-22-
          (h)  Title . . . . . . . . . . . . . . . . . . . .-22-
          (i)  Chief Executive Office. . . . . . . . . . . .-23-
          (j)  Use of Proceeds . . . . . . . . . . . . . . .-23-
          (k)  Margin Stock. . . . . . . . . . . . . . . . .-23-
          (l)  Subsidiaries. . . . . . . . . . . . . . . . .-23-
          (m)  ERISA . . . . . . . . . . . . . . . . . . . .-23-
          (n)  Security Documents. . . . . . . . . . . . . .-23-
          (o)  Compliance with Laws. . . . . . . . . . . . .-23-
          (p)  Financial Condition . . . . . . . . . . . . .-24-
          (q)  Default . . . . . . . . . . . . . . . . . . .-24-

     9.   Affirmative Covenants. . . . . . . . . . . . . . .-24-
          (a)  Payment and Performance of Loan . . . . . . .-24-
          (b)  Financial Statements. . . . . . . . . . . . .-24-
          (c)  Preservation of Existence, Etc. . . . . . . .-25-
          (d)  Maintenance of Property . . . . . . . . . . .-25-
          (e)  Payment of Other Obligations. . . . . . . . .-25-
          (f)  Insurance . . . . . . . . . . . . . . . . . .-26-
          (g)  Inspection of Property, Books and Records . .-26-
          (h)  Notices . . . . . . . . . . . . . . . . . . .-26-
          (i)  Compliance with Laws. . . . . . . . . . . . .-27-
          (j)  Further Assurances. . . . . . . . . . . . . .-27-
          (k)  Maintain Mortgage Collateral. . . . . . . . .-27-
          (l)  Ratios. . . . . . . . . . . . . . . . . . . .-27-
          (m)  Use of Proceeds . . . . . . . . . . . . . . .-27-
          (n)  Shareholders Equity . . . . . . . . . . . . .-27-

     10.  Negative Covenants . . . . . . . . . . . . . . . .-27-
          (a)  Indebtedness. . . . . . . . . . . . . . . . .-27-
          (b)  Liens . . . . . . . . . . . . . . . . . . . .-28-
          (c)  Guaranty Obligations. . . . . . . . . . . . .-28-
          (d)  Loans and Advances. . . . . . . . . . . . . .-28-
          (e)  Investments; Joint Ventures . . . . . . . . .-28-
          (f)  Mergers and Consolidations. . . . . . . . . .-29-
          (g)  Change in Business. . . . . . . . . . . . . .-29-
          (h)  Burdensome Undertakings . . . . . . . . . . .-29-
          (i)  Change in Location of Business. . . . . . . .-29-
          (j)  New Subsidiaries. . . . . . . . . . . . . . .-29-
          (l)  Disposition of Assets . . . . . . . . . . . .-30-
          (m)  ERISA . . . . . . . . . . . . . . . . . . . .-30-

     11.  Events of Default. . . . . . . . . . . . . . . . .-30-
          (a)  Non-Payment . . . . . . . . . . . . . . . . .-30-
          (b)  Other Defaults. . . . . . . . . . . . . . . .-30-
          (c)  Representation or Warranty. . . . . . . . . .-30-
          (d)  Security Documents. . . . . . . . . . . . . .-31-
          (e)  Judgments . . . . . . . . . . . . . . . . . .-31-
          (f)  Insolvency. . . . . . . . . . . . . . . . . .-31-
          (g)  Bankruptcy. . . . . . . . . . . . . . . . . .-31-
          (h)  Cross-Default . . . . . . . . . . . . . . . .-31-
          (i)  ERISA . . . . . . . . . . . . . . . . . . . .-32-
          (j)  Loan Documents. . . . . . . . . . . . . . . .-32-

     12.  Remedies . . . . . . . . . . . . . . . . . . . . .-32-
          (a)  Automatic Acceleration of Loan. . . . . . . .-32-
          (b)  Optional Acceleration of Loan . . . . . . . .-32-
          (c)  Set-Off . . . . . . . . . . . . . . . . . . .-33-

     13.  Conditions of Lending. . . . . . . . . . . . . . .-33-
          (a)  Initial Advance . . . . . . . . . . . . . . .-33-
          (b)  Subsequent Advances . . . . . . . . . . . . .-34-

     14.  Indemnity. . . . . . . . . . . . . . . . . . . . .-35-

     15.  The Agent. . . . . . . . . . . . . . . . . . . . .-36-
          (a)  Appointment . . . . . . . . . . . . . . . . .-36-
          (b)  Delegation of Duties. . . . . . . . . . . . .-36-
          (c)  Exculpatory Provisions. . . . . . . . . . . .-36-
          (d)  Reliance by Agent . . . . . . . . . . . . . .-36-
          (e)  Notice of Default . . . . . . . . . . . . . .-37-
          (f)  Non-Reliance on Agent and Other Banks . . . .-37-
          (g)  Indemnification . . . . . . . . . . . . . . .-38-
          (h)  Agent in Its Individual Capacity. . . . . . .-38-
          (i)  Successor Agent . . . . . . . . . . . . . . .-38-

     16.  Miscellaneous. . . . . . . . . . . . . . . . . . .-38-
          (a)  No Waiver; Cumulative Remedies. . . . . . . .-38-
          (b)  Notices . . . . . . . . . . . . . . . . . . .-39-
          (c)  Counterpart Execution . . . . . . . . . . . .-40-
          (d)  Governing Law; Entire Agreement . . . . . . .-40-
          (e)  Amendments and Waivers. . . . . . . . . . . .-40-
          (f)  Inconsistent Provisions; Severability . . . .-40-
          (g)  Costs and Expenses. . . . . . . . . . . . . .-40-
          (h)  Successors and Assigns. . . . . . . . . . . .-40-
          (i)  Effectiveness . . . . . . . . . . . . . . . .-40-
          (j)  Waivers of Jury Trial . . . . . . . . . . . .-41-
          (k)  Incorporation of Exhibits and Schedules . . .-41-
          (l)  References and Titles . . . . . . . . . . . .-41-

LIST
 OF SCHEDULES
     Schedule I:  Bank Commitments
     Schedule II:   Borrower's Shareholders Equity

LIST OF EXHIBITS
     Exhibit A - Form of Tranche A Note
     Exhibit B - Form of Tranche B Note
     Exhibit C - Request for Advance
     Exhibit D - Form of Standby Letter of Credit
     Exhibit E - Asset Sales Report
     Exhibit F - Net Revenue/Payment Calculation
     Exhibit G - Subsidiaries
     Exhibit H - Compliance Certificate
     Exhibit I -   Form of Mortgage
     Exhibit J -   Borrowing Resolution
     Exhibit K - Borrower's Form of Opinion


                   AMENDED AND RESTATED LOAN AGREEMENT


     THIS AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement"), dated as of April 1, 1996 (the "Effective Date"), is between ST. MARY LAND & EXPLORATION COMPANY, a Delaware corporation ("Borrower"), with an address of 1776 Lincoln Street, Denver, Colorado 80203; each of the banks or financial institutions which is or which may from time to time become a signatory hereto (individually, a "Bank" and collectively, the "Banks"); NATIONSBANK OF TEXAS, N.A., a national banking association ("NationsBank"), with an address of Energy Banking Group, #492-49, 901 Main, Dallas, Texas 75202, in its capacity as a Bank and as agent for the Banks (in its capacity as agent, together with its successors in such capacity, the "Agent"), and NORWEST BANK COLORADO, NATIONAL ASSOCIATION (Successor to Norwest Bank Denver, National Association), a national banking association, with an address of 1740 Broadway, Denver, Colorado 80274-8699.

                              RECITALS

     A. Borrower, the Banks and the Agent entered into a Loan Agreement dated as of March 1, 1993 (the "Original Loan Agreement"), by which the Banks agreed to loan Borrower certain funds. The Original Loan Agreement was amended by First Amendment to Loan Agreement dated as of June 15, 1993 (the "First Amendment"), by Second Amendment to Loan Agreement dated as of February 25, 1994 (the "Second Amendment"), by Third Amendment to Loan Agreement dated as of December 1, 1994 (the "Third Amendment") and by Fourth Amendment to Loan Agreement dated as of April 1, 1995 (the "Fourth Amendment"). The Original Loan Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment is hereinafter called the "Loan Agreement."

     B. Borrower and the Banks desire to amend the Loan Agreement and to restate the provisions of the Loan Agreement as so amended to read in its entirety as set forth herein, such that the indebtedness which is the subject of this Agreement shall constitute an extension and renewal of the indebtedness evidenced by the Loan Agreement.

                                 AGREEMENT

     Accordingly, the parties agree as follows:

     1. Definitions. As used herein, the following capitalized terms shall have the following meanings:

          "Accounting Quarter" shall mean the three-month period ending three calendar months preceding the calendar month in which a payment on a Loan is due.

          "Adjusted LIBOR Rate" shall mean the LIBOR Rate plus the Applicable Margin.

          "Adjusted Prime Rate" shall mean the Prime Rate plus the Applicable Margin.

          "Advances" shall have the meaning set forth in paragraph 2(a)(i).

          "Aggregate Borrowing Base" shall have the meaning set forth in paragraph 5(a).

          "Applicable Margin" shall mean the following percentage points:

          (a) When Borrower's Debt to Capitalization Ratio is less than 30% as of the date of the request for the Advance to which such Applicable Margin applies:

               (i)  For a LIBOR Advance during the Tranche A
     Revolving Period for the Tranche A Loan and for a LIBOR
     Advance during the Tranche B Revolving Period for the
     Tranche B Loan: 0.50 percentage points.

               (ii) During the Term Loan Period: 0.75 percentage points.

               (iii)     For a Prime Rate Advance: zero (0)
     percentage points.

          (b) When Borrower's Debt to Capitalization Ratio is equal to or greater than 30% but less than 40% as of the date of the request for the Advance to which such Applicable Margin applies:

               (i)  For a LIBOR Advance during the Tranche A
     Revolving Period for the Tranche A Loan and for a LIBOR
     Advance during the Tranche B Revolving Period for the
     Tranche B Loan: 0.75 percentage points.

               (ii) During the Term Loan Period: 1.00 percentage points.

               (iii)     For a Prime Rate Advance: zero (0)
percentage points.

          (c) When Borrower's Debt to Capitalization Ratio is equal to or greater than 40% but less than 50% as of the date of the request for the Advance to which such Applicable Margin applies:

               (i)  For a LIBOR Advance during the Tranche A
     Revolving Period for the Tranche A Loan and for a LIBOR
     Advance during the Tranche B Revolving Period for the
     Tranche B Loan: 1.00 percentage points.


               (ii) During the Term Loan Period: 1.25 percentage points.

               (iii)     For a Prime Rate Advance: zero (0)
     percentage points.

          (d) When Borrower's Debt to Capitalization Ratio is equal to or greater than 50% as of the date of the request for the Advance to which such Applicable Margin applies:

               (i)  For a LIBOR Advance during the Tranche A
     Revolving Period for the Tranche A Loan and for a LIBOR
     Advance during the Tranche B Revolving Period for the
     Tranche B Loan: 1.25 percentage points.

               (ii) During the Term Loan Period: 1.50 percentage points.

               (iii)     For a Prime Rate Advance: 0.125
percentage points.

          "Business Day" shall mean a day other than Saturdays or Sundays on which commercial banks are open for business with the public in Dallas, Texas and Denver, Colorado, and, if the applicable Business Day relates to a LIBOR Advance, it shall mean such a day on which dealings are carried on in the applicable interbank eurodollar market.

          "Commitment" shall mean as to any Bank, the obligation of such Bank, subject to the terms of this Agreement, to make Advances under the Tranche A Loan and Tranche B Loan to Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule I, as such amount may be reduced from time to time as provided herein; collectively, as to all Banks, the "Commitments."

          "Commitment Percentage" shall mean as to any Bank at any time, the percentage of the aggregate Commitments then constituted by such Bank's Commitment, as more fully set forth opposite such Bank's name in Schedule I.

          "Current Ratio" shall mean the ratio of
Borrower's (i) consolidated current assets to (ii) consolidated current liabilities less current maturities of long-term debt, both determined in accordance with GAAP.

          "Debt" shall mean all indebtedness, liabilities and obligations of Borrower on a consolidated basis, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent.

          "Debt to Capitalization Ratio" means, for each Fiscal Quarter, the ratio of (a) the Debt of Borrower (excluding any provisions for deferred taxes) to (b) the sum of (i) the Debt of Borrower (excluding any provisions for deferred taxes) plus (ii) Borrower's Shareholders' Equity which on the date hereof is the amount set forth in Schedule II hereto and shall be increased or decreased only when Borrower notifies the Banks of such increase or decrease; provided, however, that the Banks may make such change without receiving notice from Borrower based on information then available to the Banks, but the Banks will have no obligation to do so. As used in this definition, the term "Borrower's Shareholders' Equity" means the remainder of (1) Borrower's and its subsidiaries' consolidated assets minus (2) the sum of (x) Borrower's and its subsidiaries' consolidated liabilities plus (y) all intangible assets (as defined by GAAP) of Borrower and its subsidiaries.

          "Deductible Lease Expenses" shall mean for the applicable Accounting Quarter the following expenses, determined on a cash basis, relating to the Oil and Gas Properties: (i) costs (other than depreciation, depletion or amortization costs) incurred to operate and maintain or, to the extent not a capital cost, to work over, wells and related equipment and facilities, including applicable operating costs of support equipment and facilities, incurred pursuant to a joint operating agreement (excluding delay rentals) including management fees assessed for the administration of the Oil and Gas Properties; (ii) all royalty payments and other leasehold burdens payable out of production; (iii) all severance, ad valorem, windfall profit and similar taxes (excluding income taxes) assessed against either the proceeds of production or the value of remaining reserves and related personal property; and (iv) all reasonable out-of-pocket costs incurred to deliver the product to the purchaser or to make it marketable (but not including capital expenditures relating to the delivery of the product or making it marketable). Unless otherwise provided, Deductible Lease Expenses shall not include expenses associated with any amortization or impairment of capitalized costs.

          "Designation Date" and "Determination Date" shall have the meanings set forth in the definition of LIBOR Rate.

          "Effective Date" shall have the meaning ascribed to it in the preamble to this Agreement.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

          "ERISA Plan" shall mean any pension benefit plan subject to Title IV of ERISA maintained by Borrower or any member of a controlled group (as defined in Section 4001 (a)(14) of ERISA).

          "Eurodollar Reserve Percentage" shall mean the maximum reserve percentage in effect on the date the LIBOR Rate for such Interest Period is determined under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including eurocurrency liabilities (or other, like liabilities representing offshore dollar deposits) having a term equal to such Interest Period.

          "Event of Default" shall have the meaning set forth in paragraph 11.

          "Excess Debt" shall mean Tranche A Excess Debt or
Tranche B Excess Debt.

          "Fiscal Quarter" shall mean a three-month period ending on the last day of each March, June, September and December of any year.

          "Fiscal Year" shall mean a twelve-month period ending on December 31 of any year.

          "GAAP" shall mean generally accepted accounting principles and practices as consistently applied (except as otherwise required due to changes in GAAP) by Borrower and certified to by the firm of independent certified public accountants regularly employed as Borrower's auditors, such principles and practices at all times being consistent with requirements of the Financial Accounting Standards Board in effect from time to time, as applicable to the nature of the business conducted by Borrower. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower may be prepared in accordance with such change only after notice of such change is given to the Agent.

          "Gross Revenues" shall mean for the applicable
Accounting Quarter and determined on a cash basis Borrower's gross revenues from sales of oil and gas production and related
Hydrocarbons from all the Oil and Gas Properties for such Accounting Quarter, as reflected on Borrower's unaudited financial statements for such Accounting Quarter.

          "Hydrocarbons" shall mean oil, gas, casinghead gas and other hydrocarbons, whether solid, liquid or gaseous, and all other associated or related substances in, on, under or attributed to the Oil and Gas Properties.

          "Interest Period" shall have the meaning set forth in paragraph 2(c)(iii).


          "Initial Engineering Reports" shall mean the engineering report concerning the Oil and Gas Properties of Borrower located in the state of Louisiana dated April 1, 1992, prepared by Ryder Scott as of January 1, 1992, and the engineering report concerning the Oil and Gas Properties of Borrower located in states other than Louisiana dated March 23, 1992, prepared by Anderman/Smith Operating Company as of December 31, 1991, true and correct copies of which have been delivered to the Agent.

          "Late Payment Rate" shall have the meaning set forth in paragraph 2(b)(ii).

          "LIBOR Advance" shall mean an advance on a Loan for which the interest accruing thereon is based upon the Adjusted
LIBOR Rate.

          "LIBOR Rate" shall mean:

          (a) the rate with respect to each Interest Period determined in good faith by the Agent in accordance with its usual procedures (which determinations shall be conclusive) to be the average of the rates per annum for deposits in U.S. dollars offered for such Interest Period commencing on the first day of such Interest Period (the "Designation Date") to major money center banks in the London interbank eurodollar market at approximately 11:00 a.m. London time two business days prior to such Designation Date (the "Determination Date") and in an amount equal to the amount to be subject to the proposed Adjusted LIBOR Rate for such Interest Period;

          (b)  divided by 1.0 less the then-applicable Eurodollar
Reserve Percentage determined as of the day two Business Days prior to the first day of such Interest Period.

          "Loan" shall mean each of the loans provided for in paragraphs 2(a) and 2(b), together with each additional loan, if any, made to Borrower by the Banks, at the option of the Banks, existing as well as contemplated; collectively, the "Loans."

          "Loan Date" shall have the meaning set forth in paragraph 2(e).

          "Loan Documents" shall mean this Agreement, the Notes and the Security Documents.

          "Mortgage Collateral" shall mean that portion of the Oil and Gas Properties and related interests covered by the Mortgages.

          "Mortgages" shall mean one or more mortgages, deeds of trust, collateral mortgages, acts of collateral mortgage, security agreements and assignments of proceeds of even date herewith, in favor of the Agent on behalf of the Banks, covering certain of the Oil and Gas Properties and related interests as described therein, together with any and all amendments and modifications of such documents.

          "Net Oil and Gas Revenues" for the applicable
Accounting Quarter shall mean Gross Revenues less Deductible
Lease Expenses.

          "Note" shall mean a Tranche A Note or a Tranche B Note made by Borrower and payable to a Bank, together with any and all renewals, extensions, amendments and changes of, or substitutions for said note, and every other promissory note, if any, executed by Borrower in favor of such Bank; collectively, the "Notes."

          "Oil and Gas Properties" shall mean those oil and gas properties and related interests, whether now owned or hereafter acquired by Borrower, but only to the extent included in the most recent reserve report delivered pursuant to paragraph 5(b) or, until the first delivery of such report hereunder, the Initial Engineering Reports for the purpose of determining the Aggregate Borrowing Base.

          "Prime Rate" shall mean an annual rate which equals the floating commercial loan rate of NationsBank announced from time to time as its prime rate but which may not be the lowest rate charged by NationsBank, adjusted in each case as of the banking day in which a change in the Prime Rate occurs.

          "Prime Rate Advance" shall mean an advance on a Loan for which the interest accruing thereon is based upon the Adjusted Prime Rate.

          "Release Value" shall mean the present value assigned by the Agent to any property included in the Oil and Gas Properties to be sold by Borrower, such value to be determined by the Required Banks upon receipt of notice of a proposed disposition pursuant to paragraph 4 and calculated, in accordance with the standards set forth herein for the Banks' determinations of the Aggregate Borrowing Base, as a percentage of the total amount determined by the Banks pursuant to paragraph 5(a)(ii) in effect at the time of the Release Value determination, such percentage to be equal to the proportionate value assigned to such property by the Banks in the total paragraph 5(a)(ii) amount; provided, however, that if at the time of the Release Value determination there is any Excess Debt outstanding (as determined by the Agent pursuant to paragraph 6) or there would be Excess Debt as the result of the proposed disposition, then the Release Value shall be an amount determined by the Agent in its sole discretion, but in any event not to exceed the amount necessary to eliminate any Excess Debt then existing or arising after taking into account the sale of such property.

          "Required Banks" shall mean at any time Banks, the Commitment Percentages of which aggregate 75 percent.

          "Revolving Loan Period" shall mean the Tranche A
Revolving Period or the Tranche B Revolving Period.

          "Security Documents" shall have the meaning set forth in paragraph 7.

          "Shareholders Equity" shall mean consolidated shareholders' equity, determined in accordance with GAAP.

          "Term Loan Period" shall mean the period from the earlier of (a) July 1, 1999 or (b) conversion of the Tranche A
Loan to a term loan pursuant to subparagraph 6(a)(i)(D), through and including June 30, 2004.

          "Termination Event" shall mean (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in
Section 4043(b)(5) of ERISA or (ii) any other reportable event described in Section 4043 of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations, or (b) the withdrawal of Borrower from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan or the imposition of any liability or lien on the assets of Borrower under ERISA.

          "Tranche A Borrowing Base" and "Tranche B  Borrowing
Base" shall have the meanings set forth in paragraph 5(e).

          "Tranche A Excess Debt" and "Tranche B Excess Debt" shall have the meanings set forth in paragraph 6.

          "Tranche A Loan" and "Tranche A Note" shall have the meanings set forth in subparagraph 2(a)(i).

          "Tranche A Revolving Period" shall mean the period from the date of this Agreement through and including the earlier of
(a) June 30, 1999 or (b) the conversion of the Tranche A Loan to a term loan pursuant to subparagraph 6(a)(i)(D).

          "Tranche B Loan" and "Tranche B Note" shall have the meanings set forth in subparagraph 2(a)(ii).

          "Tranche B Revolving Period" shall mean the period from the date of this Agreement through and including the later of
(i) March 30, 1997 or (ii) the date to which the Tranche B Loan is extended pursuant to subparagraph 2(a)(ii)(C).

          "Unmatured Event of Default" shall mean any event or condition which with the passage of time or the giving of notice, or both, would constitute an Event of Default.

     2.   The Loans.

          a.   Commitment Amounts.

               i. Tranche A Loan. Subject to the terms and conditions of this Agreement, each Bank agrees to make advances to Borrower ("Advances"), in one or more increments, an aggregate principal amount not to exceed its Commitment Percentage of $60,000,000 (the "Tranche A Loan"). That part of the Tranche A Loan made by each Bank shall be evidenced by a promissory note of Borrower, substantially in the form of Exhibit A hereto, with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Bank and evidencing the obligation of the Borrower to pay a principal amount equal to the aggregate unpaid principal amount of such Bank's Commitment Percentage of the Tranche A Loan. Each promissory note executed by the Borrower in connection with the Tranche A Loan, together with any and all renewals, extensions, amendments and changes of, or substitutions for said note, is herein called a "Tranche A Note" and collectively, the "Tranche A Notes." Absent an Event of Default, during the Tranche A Revolving Period Borrower may borrow, prepay and reborrow under the Tranche A Notes in accordance with paragraph 2(c) below; thereafter, the Tranche A Loan will be a term loan as provided in paragraph 2(d) below.

               ii.  Tranche B Loan.

                    (1)  Subject to the terms and conditions of
          this Agreement, each Bank agrees to make Advances to Borrower, in one or more increments, an aggregate amount not to exceed its Commitment Percentage of $30,000,000 (the "Tranche B Loan"). That part of the Tranche B Loan made by each Bank shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B hereto, with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Bank and evidencing the obligation of the Borrower to pay a principal amount equal to the aggregate unpaid principal amount of such Bank's Commitment Percentage of the Tranche B Loan. Each promissory note executed by the Borrower in connection with the Tranche B Loan, together with any and all renewals, extensions, amendments and changes of, or substitutions for said note, is herein called a "Tranche B Note" and collectively, the "Tranche B Notes." Absent an Event of Default, until maturity of the Tranche B Notes Borrower may borrow, prepay and reborrow under the Tranche B Notes in accordance with paragraph 2(c) below. All remaining outstanding principal and interest on the Tranche B Loan shall be due and payable no later than March 30, 1997, unless extended pursuant to subparagraph 2(a)(ii)(C) below.

                    (2)  At any time and from time to time until
          the maturity of the Tranche A Notes, Borrower may elect, subject to the approval of the Banks in the exercise of their sole discretion, to convert all or any portion of the aggregate Commitments under the Tranche B Loan into additional Commitments under the Tranche A Loan. Such election shall be made in writing delivered to the Agent and, if approved by the Banks, such conversion shall occur upon payment of the Conversion Fee described in paragraph 2(h)(v) below and execution by Borrower of amendments to the Loan Documents in form and substance satisfactory to the Banks. Any and all such conversion elections shall be in the amount of $2,000,000 or more. Notwithstanding the foregoing, if such election is made concurrently with a determination of the Aggregate Borrowing Base, such election may be in any amount not to exceed the limitations set forth in this Agreement and shall not require the payment of the Conversion Fee.

                    (3)  Within ten days after an annual
          determination of the Aggregate Borrowing Base by the Banks pursuant to paragraph 5(c) during the Tranche B Revolving Period, Borrower may elect, subject to the approval of the Banks in their sole discretion, to extend the maturity date of the Tranche B Notes by 180 days. Such election shall be made in writing delivered to the Agent and, if approved by the Banks, such extension shall be effective on the later of fifteen days after delivery of such election to the Agent or the date Borrower executes and delivers amendments to the Loan Documents in form and substance satisfactory to the Banks.

          b.   Interest on the Loans.

               i. Computation of Interest. The Loans shall bear interest on the outstanding principal amounts thereof at the Adjusted Prime Rate for Prime Rate Advances and at the Adjusted LIBOR Rate for LIBOR Advances. Interest shall be computed as simple interest and on the basis of a year of 365 days for Prime Rate Advances and on the basis of a year of 360 days for LIBOR Advances. Interest on Prime Rate Advances shall be payable in arrears on the last day of each calendar quarter, beginning June 30, 1996, for Prime Rate Advances. Interest on LIBOR Advances having an Interest Period of three months or less shall be payable in arrears on the last day of such Interest Period. Interest on LIBOR Advances having an Interest Period of longer than three months shall be payable in arrears on each day which is three months or a whole multiple thereof after the first day of such Interest Period and on the last day of such Interest Period.

               ii. Late Payment Rate. Notwithstanding anything to the contrary contained in this Agreement, overdue principal, and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at a fluctuating rate, adjustable the day of any change in such rate, equal to four percentage points above the Adjusted Prime Rate (the "Late Payment Rate"), until paid, and shall be payable monthly or, at the option of the holder or holders of the Notes, on demand.

               iii. Maximum Lawful Rate. Notwithstanding anything to the contrary herein, no rate of interest required hereunder shall exceed the maximum legal rate permitted under applicable law, and if such rate is found to exceed the maximum legal rate, Borrower shall be required to pay only the maximum legal rate.

          c.   The Revolving Loan Period.

               i. Requests for Advances. During the applicable Revolving Loan Period, each Bank shall make advances to Borrower under such Bank's Tranche A Note and Tranche B Note as Borrower from time to time requests by submission to the Agent of a Request for Advance in the form of Exhibit C hereto. Each request for a Prime Rate Advance shall be in an amount of at least $100,000 and each request for a LIBOR Advance shall be in an amount of at least $500,000, or in each case such lesser amount equal to the unadvanced portion of the applicable portion of the Aggregate Borrowing Base. Each such advance shall be evidenced by the Tranche A Note or Tranche B Note under which it is drawn. Borrower shall not make any Request for Advance that would result in more than three LIBOR Advances outstanding at any one time hereunder. Notwithstanding the foregoing, no Bank shall be obligated to make any Advance to Borrower that would result in the aggregate unpaid principal balance outstanding under either of such Bank's Notes (including, without limitation, the face amount of any letters of credit issued pursuant to paragraph 3) exceeding the amount of such Bank's Commitment Percentage of the Tranche A Borrowing Base or the Tranche B Borrowing Base, as the case may be, then in effect. Within these limits and as long as no Event of Default or Unmatured Event of Default exists, during the applicable Revolving Loan Period Borrower may borrow, prepay and reborrow under the Notes.


               ii.  Prime Rate Advances.  Each Request for
     Advance relating to a Prime Rate Advance shall be submitted to the Agent on or before 1:30 p.m. Dallas, Texas time of the Business Day immediately preceding the day such Prime Rate Advance is requested to be made. Upon receipt of a Request for Advance, the Agent shall promptly notify each Bank thereof. Not later than 11:00 a.m. Dallas time on the next Business Day, each Bank shall make available to the Agent the amount of such Bank's Commitment Percentage of the amount specified in the Request for Advance in immediately available funds. The Agent shall on such date credit the account of the Borrower on the books of such office of the Agent with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent. Notwithstanding the foregoing, if Agent shall receive a Request for Advance relating to a Prime Rate Advance by 11:30 a.m. Dallas, Texas time on a Business Day, the Banks and Agent shall use their best efforts to fulfill their funding obligations set forth in paragraph 2(c)(ii) on the same Business Day.

               iii. LIBOR Advances. Each Request for Advance relating to a LIBOR Advance shall be submitted to the Agent on or before 11:00 a.m. Dallas, Texas time of the third Business Day before such LIBOR Advance is requested to be made. Prior to such time, Borrower shall contact the Agent, which shall advise Borrower of the Adjusted LIBOR Rate for such periods as Borrower may reasonably request from among the following periods: 30, 60, 90 and 180 days (as available). When Borrower desires to make all or a portion of the outstanding principal balance of a Loan subject to the Adjusted LIBOR Rate, the Request for Advance shall designate one of such periods (the "Interest Period") and the amount of the outstanding principal balance of such Loan to be subject to such designation; provided, however, that no Interest Period shall extend beyond the maturity date of the applicable Notes, and Borrower may not choose an Interest Period and principal amount that would result in the aggregate principal amount subject to the Adjusted LIBOR Rate at any time during the Term Loan Period being greater than the then outstanding principal balance under the Loans after taking into account all principal payments required pursuant to paragraph 2(d) during such Interest Period. The Adjusted LIBOR Rate determined on the Determination Date in accordance with the foregoing provisions for such Interest Period shall remain in effect until the end of such Interest Period. Upon receipt of a Request for Advance, the Agent shall promptly notify each Bank thereof. Not later than 11:00 a.m. Dallas time on the third Business Day after Agent's receipt of the Request for Advance, each Bank shall make available to the Agent the amount of such Bank's Commitment Percentage of the amount specified in the Request for Advance in immediately available funds. The Agent shall on such date credit the account of the Borrower on the books of such office of the Agent with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent. If Borrower shall not timely follow the procedures set forth above for the Adjusted LIBOR Rate to apply at any time during the term of a Note or shall not designate an Interest Period, the Adjusted Prime Rate shall apply (and Borrower shall be deemed to have elected the Adjusted Prime Rate until completion of the Adjusted LIBOR Rate election procedures set forth above). The election procedures set forth above may be effected by telephonic communications of Borrower and the Agent and confirmed the same day in writing, unless the Agent shall request the same to be effected in writing.

          d. The Term Loan Period. As of July 1, 1999, the aggregate unpaid principal amount outstanding under the Tranche A Notes shall be the principal amount of a term loan to Borrower with a maturity date of June 30, 2004, which principal balance and accrued interest thereon shall be repaid to the Banks by quarterly payments, payable on or before the last day of each calendar quarter, commencing September 30, 1999, in an amount equal to the greater of (i) 1/20th of the outstanding principal amount on July 1, 1999 plus accrued interest, or (ii) 60 percent of Net Oil and Gas Revenues during the applicable Accounting Quarter. All remaining outstanding principal and interest on the Tranche A Loan shall be due and payable no later than June 30, 2004.

          e. The Loan Date and Initial Advances. The initial advance under the Loans has been made on a date and at a time
(the "Loan Date") as set forth in the Original Loan Agreement.

          f. Payments by Borrower. All payments of principal and interest hereof shall be made at the Agent's offices at 901 Main, Dallas, Texas 75202 (or at such other place as the Agent shall have designated to Borrower in writing at least one Business Day prior to the due date or prepayment date, as the case may be) by 2:00 p.m. Dallas, Texas time on the date due or the date of prepayment (as the case may be) in immediately available funds and without set-off or counterclaim or deduction of any kind. Each borrowing by Borrower from the Banks hereunder and any reduction of the Commitments of the Banks shall be made pro rata according to the respective Commitment Percentages of the Banks. Each payment (including each prepayment) by Borrower to the Agent on account of principal of and interest on the Loans shall be distributed pro rata to the Banks according to the respective outstanding principal amounts of the Loans then held by the Banks. All payments received by each Bank hereunder shall be applied first to accrued interest as of the date of payment and then pro rata to the outstanding principal balances of such Bank's Notes. If any payment to be made by Borrower hereunder or under the Notes shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest and fees in respect of such payment; provided, however, that with respect to LIBOR Advances, if the result of such extension would be to carry such Interest Period into another calendar month, then the Interest Period shall end on the immediately preceding Business Day.

          g.   Prepayments.

               i. The Loans may be prepaid in whole or in part, without penalty but subject to the provisions of subparagraph (ii) below concerning prepayment of LIBOR Advances, at any time, and from time to time, in integral multiples of $50,000. Borrower shall give the Agent one Business Day's notice in advance of any prepayment of Prime Rate Advances and three Business Days' notice in advance of any prepayment of LIBOR Advances. Each prepayment during the Term Loan Period shall be applied to the payment of principal indebtedness due in the inverse order of approaching maturities.

               ii. If Borrower prepays any Loan at any time that such Loan is bearing interest at the Adjusted LIBOR Rate on any day other than the last day of the applicable Interest Period, Borrower shall pay on demand to the Banks an amount sufficient to compensate the Banks for all losses and expenses incurred by the Banks in connection with such prepayment (as determined by the Banks in good faith), including, without limitation losses and expenses incurred by the Banks in connection with the reemployment of funds prepaid and penalty charges for the prepayment of matched funds. The Banks shall use reasonable efforts to mitigate, and in each case shall provide to Borrower calculations of, any such incidental losses and expenses.

          h.   Fees.

               i. Transaction Fee. Borrower has paid to the Agent a transaction fee as set forth in letter agreement between Borrower and Agent dated March 1, 1993.

               ii. Tranche A Loan Commitment Fee. During the Tranche A Revolving Period, Borrower shall pay to the Banks an unused commitment fee on the average daily difference between the Tranche A Borrowing Base then in effect and the aggregate outstanding principal amounts under the Tranche A Notes (including, without limitation, the face amount of any letters of credit issued pursuant to paragraph 3), at the following annual rates, payable quarterly in arrears, commencing June 30, 1996 (for the period from April 1, 1996 through June 30, 1996) and ending on June 30, 1999:

                    (1)  When Borrower's Debt to Capitalization
          Ratio is less than 50% at all times during such quarter: 1/4 of 1 percent per annum.

                    (2)  When Borrower's Debt to Capitalization
          Ratio is equal to or greater than 50% at any time during such quarter: 1/2 of 1 percent per annum.

          For the purposes of this subparagraph 2(h)(ii), any increase in the Tranche A Borrowing Base pursuant to subparagraph 5(e) shall be effective as of the first day of the calendar quarter in which Borrower elects to increase the Tranche A Borrowing Base, and any decrease in the Tranche A Borrowing Base pursuant to subparagraph 5(e) shall be effective as of the date the Agent actually receives notice from Borrower of such reduction.

               iii. Tranche B Loan Commitment Fee. During the Tranche B Revolving Period, Borrower shall pay to the Banks an unused commitment fee on the average daily difference between the Tranche B Borrowing Base then in effect and the aggregate outstanding principal amounts under the Tranche B Notes (including, without limitation, the face amounts of any letters of credit issued pursuant to paragraph 3), at the following annual rates, payable quarterly in arrears, commencing June 30, 1996 (for the period from April 1, 1996 through June 30, 1996) and ending on the later of May 1, 1997, or the date to which the Tranche B Loan is extended pursuant to subparagraph 2(a)(ii)(C):

                    (1)  When Borrower's Debt to Capitalization
          Ratio is less than 50% at all times during such quarter: 1/8 of 1 percent per annum.

                    (2)  When Borrower's Debt to Capitalization
          Ratio is equal to or greater than 50% at any time during such calendar quarter: 3/8 of 1 percent per annum.

     For the purposes of this subparagraph 2(h)(iii), any increase in the Tranche B Borrowing Base pursuant to subparagraph 5(e) shall be effective as of the first day of the calendar quarter in which Borrower elects to increase the Tranche B Borrowing Base, and any decrease in the Tranche B Borrowing Base pursuant to subparagraph 5(e) shall be effective as of the date the Agent actually receives notice from Borrower of such reduction.

               iv. Engineering Fee. Borrower shall pay to the Agent an annual engineering fee as set forth in letter agreement between Borrower and the Agent dated March 1, 1993.

               v.   Conversion Fee.  Borrower shall pay the Banks
     1/4 of 1 percent of the amount of the Commitments under the Tranche B Loan that are converted to Commitments under the Tranche A Loan pursuant to subparagraph 2(a)(ii)(C).

               vi. Letter of Credit Fee. The fee for issuance of or renewal of each letter of credit pursuant to paragraph 3 below shall be one percent per annum of the face amount of such letter of credit. The first year's fee shall be payable by Borrower at the time letters of credit are issued or renewed. Subsequent annual fees shall be due and payable on the applicable letter of credit's anniversary date. Annual fees shall be prorated for any period less than a year that the letter of credit remains outstanding.

               vii. Facility Fee. Whenever Borrower accepts an Aggregate Borrowing Base pursuant to subparagraph 5(e) in excess of the Aggregate Borrowing Base then in effect, Borrower shall pay the Banks 1/4 of 1 percent of the amount of such excess, payable upon the later of the effective date of the increase in the Aggregate Borrowing Base or the date Borrower accepts such increase.

          i. Inability to Determine Rates. If the Agent concludes, after following the procedures set forth herein for determining the Adjusted LIBOR Rate, that the Adjusted LIBOR Rate for an Interest Period cannot be determined, the Agent shall forthwith notify Borrower of such conclusion, which shall be conclusive absent manifest error. Upon the receipt of any such notice, Borrower's option to specify the Adjusted LIBOR Rate shall be suspended until the Agent shall have concluded and notified Borrower that the Adjusted LIBOR Rate may once again be determined, and Borrower shall follow the procedures set forth herein for the Adjusted LIBOR Rate to apply. During any such period that the Adjusted LIBOR Rate shall not apply, the Adjusted Prime Rate shall apply.

          j. Illegality. If at any time any applicable law or any interpretation or administration thereof (whether having the force of law or not) by any governmental authority charged with the interpretation or administration thereof shall make it unlawful or contrary to any such law for the Agent to apply the Adjusted LIBOR Rate to any Loan, the Adjusted Prime Rate shall apply until such time as the Agent shall have concluded and notified Borrower that the Adjusted LIBOR Rate may apply. At such time Borrower shall follow the procedures set forth herein for the Adjusted LIBOR Rate to apply.

          k.   Increased Costs and Taxes.

               i. If at any time any applicable law or any interpretation or administration thereof by any governmental authority or interpretation by any Bank of any such law:

                    (1) shall subject such Bank to any tax, duty or other charge (including, but not limited to, any tax designed to discourage the purchase or acquisition of foreign securities or debt instruments by United States nationals) with respect to any Loan, Advance or Note, or shall materially change the basis of taxation of payments to such Bank of the principal of and interest on any Note (except for changes in the rate of tax on the overall net income of such Bank that is imposed by the jurisdiction in which such Bank's principal executive office is located); or

                    (2)  shall subject such Bank to, impose,
          modify or deem applicable any reserve, special deposit or similar requirements against assets or liabilities of, deposits with or for the account of or credit extended by such Bank or shall impose on such Bank any other conditions affecting this Agreement or any Loan or Note;

and the result of any of the foregoing is to impose any cost upon such Bank or increase any cost to such Bank in order to apply the Adjusted LIBOR Rate, or to reduce the amount of any sum received or receivable by such Bank with respect to any Loan, Advance or Note, then, within 15 calendar days after demand by such Bank (and from time to time thereafter as specified by such Bank), Borrower agrees to pay for the account of such Bank such additional amount or amounts as will compensate such Bank for such costs imposed or reduction of amount received.

               ii. Each Bank will promptly notify Borrower of any event of which it has knowledge that will entitle such Bank to any additional amount or amounts pursuant to the foregoing paragraph. A certificate of such Bank to Borrower, setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Bank and certifying to Borrower that such Bank has actually incurred such amounts with respect to advances under any Loan or Note shall be conclusive and binding absent manifest error.

               iii. Upon receiving notice from a Bank that such Bank's cost of applying the Adjusted LIBOR Rate has been increased as a result of any of the reasons specified above, Borrower shall have the right, subject to the terms set forth in paragraph 2(f) with respect to payments other than at the end of an Interest Period, upon giving five Business Days' notice to such Bank, to convert to the Adjusted Prime Rate.

          l. Adjustments. If any bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in paragraph 12(c), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that each Bank so purchasing a portion of another Bank's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

          m. Participations. Each Bank shall have the right to grant participations in all or any part of such Bank's Notes, Advances, Loans and Commitments hereunder to one or more pension plans, investment funds, financial institutions or similar purchasers; provided that (i) each Bank granting a participation shall use its best efforts to give prior notice of any such participation, but in any event shall promptly notify Agent and Borrower thereof, (ii) each Bank granting a participation shall retain the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of the Banks, (iii) each Bank and Borrower shall be entitled to deal with the Bank granting a participation in the same manner as if no participation had been granted, and (iv) no participant shall ever have any right by reason of its participation to exercise any of the rights of the Banks hereunder. The Bank granting a participation shall be responsible for any costs arising as a result of such participation.


     3.   Letters of Credit.

          a. Issuance of Letters of Credit. Upon request of Borrower received by the Agent at least three days prior to the date of proposed issuance, the Agent in its sole discretion consistent with existing bank policies may issue standby letters of credit during the Tranche A Revolving Loan Period on the form attached hereto as Exhibit D in such amounts and under such circumstances as the Agent deems appropriate consistent with existing bank policies. The Banks may elect to participate in the letters of credit issued by the Agent up to their respective Commitment Percentages. The issuance of letters of credit shall be deemed advances under the Tranche A Loan. Notwithstanding anything to the contrary set forth herein, the Agent shall not be obligated to issue, extend or amend any letter of credit such that the new letter of credit (i) would result in the aggregate unpaid principal balance outstanding under the Tranche A Loan (including, without limitation, the face amount of any prior letters of credit issued by the Agent pursuant to this paragraph 3 that are still in effect) exceeding the amount of the Tranche A Borrowing Base then in effect, or (ii) has an expiration date later than June 30, 2004.

          b. Payments Treated as Prime Rate Advances. Each payment by the Agent under the outstanding letters of credit shall be deemed to be a Prime Rate Advance bearing interest from the date of such payment, shall be entitled to all of the benefits of the Security Documents and shall be subject to all terms of this Agreement.

     4.   Asset Dispositions.

          a. Mandatory Prepayments. Borrower shall make mandatory prepayments on the Loan upon the sales, transfers or other dispositions of any interest in any of the Oil and Gas Properties. Such prepayments shall be in an amount equal to the amount by which the aggregate outstanding principal amount under the Notes (including the face amount of any letters of credit) exceeds the amount determined by the Banks pursuant to paragraph 5(a)(ii) then in effect after giving effect to such asset sale, but not to exceed the Release Value. Sales of any Oil and Gas Properties shall result in an automatic reduction of the amount determined by the Agent pursuant to paragraph 5(a)(ii) equal to the Release Value for such assets sold and, to the extent required under the provisions of paragraph 5, in the Aggregate Borrowing Base.

          b. Release Values. Upon notification by Borrower of a proposed sale and the properties to be sold, the Agent will provide Release Values for such properties. Such Release Values shall be binding upon the Agent only for a period of 90 days after delivery thereof to Borrower, shall not be binding or usable between the parties for any purpose other than Release Value (and with respect to Release Value, only for the property specified) during such 90-day period and shall not be usable between the parties for any purpose whatsoever after such 90-day period, including without limitation as evidence of Release Value for the applicable property or any other property after such period.

          c. Release of Liens. Upon consummation of any sale pursuant to paragraph 4(a), Borrower shall immediately submit to the Banks an Asset Sales Report in the form of Exhibit E hereto and make any required prepayments resulting from such sale, and the Agent shall then deliver to Borrower duly executed and acknowledged releases of the Security Documents for any property so sold and included in the Mortgage Collateral. Borrower shall pay all reasonable costs and expenses incurred in connection with such releases, including without limitation attorneys' fees incurred by the Agent for the preparation or review thereof and filing and recording fees therefor. Borrower shall be responsible for all such filing and recording. The releases described herein shall be delivered at the closing of such sale provided that Borrower has complied with all of its obligations set forth in this paragraph 4(c).

     5.   Borrowing Base.

          a. Initial Aggregate Borrowing Base; Limitations on Borrowing Base. The initial borrowing base (the "Aggregate Borrowing Base") under this Agreement on the Effective Date shall be $25,000,000. The Tranche A Borrowing Base (hereinafter defined) on the Effective Date shall be $22,000,000; the Tranche B Borrowing Base (hereinafter defined) on the Effective Date shall be $3,000,000. During the Revolving Loan Period, the Aggregate Borrowing Base shall be the lesser of (i) the sum of the then-existing Banks' Commitments under the Tranche A Loan and the Tranche B Loan; (ii) the amount determined by the Banks in the exercise of their sole discretion in accordance with this paragraph 5; or (iii) the amount requested by Borrower pursuant to paragraph 5(e). During the Term Loan Period, the Aggregate Borrowing Base shall be the lesser of: (i) the aggregate principal amount of the Tranche A Notes outstanding on the date of the Aggregate Borrowing Base determination, or (ii) the amount determined by the Banks in the exercise of their sole discretion in accordance with this paragraph 5.

          b. Engineering Report. No later than March 1 of each year that this Agreement is in effect, commencing March 1, 1997, Borrower shall submit to the Banks, in a format and using the pricing and cost assumptions and discount factors required by the Securities and Exchange Commission, a report, prepared by a qualified independent or in-house engineer acceptable to the Agent, setting forth, as of December 31 of the immediately preceding year, all of the reserves (and the future volumes of production and revenues to be derived therefrom) attributable to all proved Oil and Gas Properties owned by Borrower as of such date.

          c. Determination of Aggregate Borrowing Base. The Banks shall determine the Aggregate Borrowing Base (which shall never exceed $60,000,000) as of April 1 of each year that this Agreement is in effect, commencing April 1996, based on the value of the Oil and Gas Properties, such value to be determined by the Banks taking into account the reports and information provided pursuant to subparagraphs 5(b) above and 9(b)(vi) below and any other information provided by Borrower to the Banks pursuant to the terms of this Agreement or otherwise acquired by the Banks, and all other discount factors, assumptions, criteria and general credit considerations determined as appropriate by the Banks in their sole discretion. In addition to the annual determinations of Aggregate Borrowing Base set forth above, the Banks may, or upon request by Borrower shall, determine the Aggregate Borrowing Base two additional times during any calendar year period in accordance with the provisions of this paragraph 5(c). If the Banks cannot agree on the Aggregate Borrowing Base, the Aggregate Borrowing Base shall be based on the lowest value assigned by any Bank to the Oil and Gas Properties as set forth herein.

          d. Notification of Aggregate Borrowing Base. The Agent shall give written notice to Borrower of the amount determined pursuant to paragraph 5(a)(ii) and the Aggregate Borrowing Base for such period as soon as possible after it has made such determination, but in no event later than 45 days after receipt by the Banks of the appropriate report pursuant to paragraph 5(b). Until the Agent has notified Borrower of the Aggregate Borrowing Base for such period pursuant to this subparagraph 5(d), the Aggregate Borrowing Base shall be the amount determined pursuant to paragraph 5 for the immediately preceding period.

          e. Acceptance and Application of Aggregate Borrowing Base. Within ten days after the Agent has given written notice to Borrower of the Aggregate Borrowing Base offered by the Agent for a period, Borrower shall give Agent written notice of Borrower's acceptance of all or a portion of the Aggregate Borrowing Base for such period. In such notice, Borrower shall allocate a portion of the Aggregate Borrowing Base so accepted by the Borrower to the Tranche A Loan (the "Tranche A Borrowing Base") and the remaining portion to the Tranche B Loan (the "Tranche B Borrowing Base"), provided, however, that in no event shall (i) more than $60,000,000 of the Aggregate Borrowing Base be allocated to the Tranche A Loan, (ii) more than $30,000,000 of the Aggregate Borrowing Base be allocated to the Tranche B Loan, or (iii) more than 50 percent of Aggregate Borrowing Base be allocated to the Tranche B Loan.

     6.   Excess Debt.

          a.   Tranche A Loan.

               i. If at any time during the Tranche A Revolving Period the Agent determines that the aggregate unpaid principal amount outstanding under the Tranche A Notes plus the aggregate face amount of any outstanding letters of credit issued hereunder exceeds the Tranche A Borrowing Base then in effect (such excess is hereinafter called the "Tranche A Excess Debt"), Borrower shall notify Agent, within 10 Business Days after notice thereof from the Agent, of which of the following actions Borrower intends to take and shall, within the applicable time period provided below following receipt of notice from the Agent of the existence of such Tranche A Excess Debt, take such action:

                    (1)  Within thirty calendar days, repay the
          Tranche A Loan in an amount equal to the Tranche A
          Excess Debt;

                    (2)  Within thirty calendar days, begin
          making equal monthly payments of principal in an amount sufficient to amortize the Tranche A Excess Debt within six months after receipt of such notice from the Agent;

                    (3)  Within thirty calendar days, provide
          additional proved oil and gas properties as collateral for the Loans, which properties shall be acceptable to the Banks in their sole discretion, shall have a value sufficient to increase the Tranche A Borrowing Base by the amount of the Excess Debt and shall not have been considered previously by the Banks for inclusion in the value on which the Borrowing Base is determined, and within such thirty days, execute amendments to the Security Documents in form and substance satisfactory to the Banks; or

                    (4) Within thirty calendar days, convert the aggregate outstanding principal amount of the Tranche A
          Notes to a term loan, which shall be subject to the provisions of paragraph 2(d).

Failure of Borrower to comply with this subparagraph 6(a)(i) within the foregoing time periods shall be an immediate Event of Default.

               ii. If at any time during the Term Loan Period the Required Banks determine that the ratio of (A) the value (as determined by the Agent in its sole discretion) of the Mortgage Collateral supporting the Tranche A Loan to (B) the aggregate principal amount outstanding under the Tranche A Notes is less than 1.5 to 1, the amount payable under paragraph 2(d) shall be increased, in the sole discretion of the Required Banks, to up to 80 percent of Net Oil and Gas Revenues, until the aggregate outstanding principal amount plus the aggregate face amount of any outstanding letter of credit issued hereunder is equal to the Tranche A Borrowing Base after which time the amount shall be reduced to the amount required by paragraph 2(d); provided, however, that in no event shall the amount payable pursuant to paragraph 2(d) be reduced by the application of this subparagraph 6(a)(ii). Any payment made pursuant to this subparagraph 6(a)(ii) shall be accompanied by a Net Revenue/Payment calculation in the form of Exhibit F attached hereto.

          b. Tranche B Loan. If at any time the Agent determines that the aggregate unpaid principal amount outstanding under the Tranche B Notes exceeds the Tranche B Borrowing Base then in effect (such excess is hereinafter called the "Tranche B Excess Debt"), Borrower shall take one of the following actions within three Business Days following receipt of notice from the Agent of the existence of such Tranche B Excess Debt:

               i.   Convert the Tranche B Excess Debt to
     principal outstanding under the Tranche A Loan, and execute and deliver to the Banks amendments to the Loan Documents satisfactory to the Banks; or

               ii. Repay the Tranche B Loan in an amount equal to the Tranche B Excess Debt.

Failure to timely comply with this paragraph 6(b) shall be an immediate Event of Default.

     7.   Security.

          a. Security Documents. The repayment of the Loans and all extensions and renewals thereof, and the performance of all obligations of Borrower hereunder, shall be secured by the Mortgages and all other security agreements, deeds of trust, mortgages, chattel mortgages, assignments of proceeds or production, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments along with any extensions, renewals, rearrangements, amendments and restatements thereof now or hereafter delivered by Borrower to the Agent on behalf of the Banks in connection with this Agreement or any transaction contemplated hereby to secure or guarantee such payment or performance (collectively, the "Security Documents").

          b. Filing and Recordation. Borrower hereby authorizes the Agent to file and record the Security Documents in all appropriate offices and jurisdictions upon or after the first to occur of the following:

               i.   The commencement of the Term Loan Period;

               ii. The aggregate amount of principal, interest, fees and other debt outstanding under the Loans equals or exceeds 50% of the amount immediately theretofore determined by the Banks in accordance with paragraph 5(a)(ii) and of which the Agent has provided notice to Borrower pursuant to paragraph 5(d);
      or

               iii. An Event of Default or Unmatured Event of
     Default.

The Agent shall not file or record the Security Documents except upon or after the occurrence of one of the foregoing events. Such filing and recording shall be in addition to all other rights and remedies of the Banks hereunder or under applicable laws, statutes or equitable principles.

     8. Representations and Warranties. Borrower represents and warrants to the Agent and each Bank that:

          a.   Corporate Existence.

               i. Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is qualified to do business as a foreign corporation in every jurisdiction in which the nature of its business or the ownership of its assets requires such qualification and failure to so qualify could have a material adverse effect on Borrower, its business, operations, property, prospects, assets or condition (financial or otherwise);

               ii. Borrower has the power and authority to own the property which it owns and to carry on its business as such business is now conducted; and

               iii. Borrower has all franchises, permits, licenses and similar agreements necessary to carry on its business as now conducted, and has not received any notices of default or termination under any of such agreements.

          b. Non-Contravention. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents and the consummation of the transactions contemplated herein and therein will not conflict with the articles of incorporation, bylaws or other organizational or governing documents of Borrower, or conflict with or result in any breach of any mortgage or lien, or any lease, agreement, instrument, order, judgment, decree, law, rule, regulation or any other restriction of any kind or character to which Borrower is a party or is subject or by which Borrower or its properties are bound or affected.

          c. Third Party Authorization. No consent, approval, exemption, authorization or order of or other action by, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by Borrower of this Agreement or any other Loan Document or to consummate any transactions contemplated hereby or thereby.

          d. Corporate Authorization; Binding Effect. Borrower has full power and authority to enter into this Agreement and the other Loan Documents. The execution and delivery of this Agreement and the other Loan Documents, and the performance and observance of their terms, conditions and obligations, have been duly authorized by all necessary corporate action by Borrower. This Agreement and the Notes are, and when executed by Borrower the Security Documents will be, legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

          e. Litigation. There are no actions, suits, proceedings or claims against Borrower or any of its properties pending or, to the knowledge of Borrower, threatened before any court or by or before any governmental instrumentality, which could have a material adverse effect on the business, operations, property, prospects, assets or condition (financial or otherwise) of Borrower or the ability of Borrower to perform its obligations under this Agreement or the other Loan Documents. Borrower has provided the Agent and the Banks with a copy of Borrower's 1995 annual report with reference to certain litigation as set forth in Note 7 of the Notes to Consolidated Financial Statement contained therein. There exists no default or breach by Borrower with respect to any order, writ, injunction, decree or demand of any court or governmental instrumentality, nor does the execution, delivery or performance of this Agreement or the other Loan Documents result in any such default or breach.

          f. Taxes. Borrower has filed all required tax returns and paid all taxes and other governmental charges or levies imposed upon or against its income properties, including the Oil and Gas Properties, before the same became in default, including without limitation, all ad valorem taxes assessed against the Oil and Gas Properties or any part thereof and all occupation taxes and all production, severance, windfall profit, excise and other taxes assessed against, or measured by, production or the value or proceeds thereof, except those being contested in good faith and by appropriate proceedings, for which adequate reserves have been set up by Borrower and for which there is no risk of loss of any of the Oil and Gas Properties.

          g. Liens. All property and assets of Borrower are free and clear of all liens and encumbrances except the liens contemplated hereby and by the Security Documents as described herein or therein and except easements and rights-of-way previously existing or arising in the ordinary course of business which have no material adverse effect on the value of such property or the operation of Borrower's business. If on the Loan Date such property or assets shall be subject to a lien in favor of a third party securing a sum of money in a definitely ascertainable amount, the Agent shall have the right, but not the obligation, to deduct from the amount of the initial Advances under the Loans the full amount of the principal, accrued interest and prepayment premium, if any, payable thereon and obtain a release of the lien by payment of the amount deducted.

          h. Title. Borrower has good and marketable title to at least 70%, and good and defensible title to at least 30%, of the Oil and Gas Properties included in the Aggregate Borrowing Base, subject only to such liens as are otherwise specifically permitted hereby or in the Mortgages. As used herein, the term "defensible title" means title subject to minor defects and irregularities which are not such as to be likely to interfere materially with the benefit and enjoyment of production from the properties.

          i. Chief Executive Office. Borrower's place of business, or if it has more than one, its chief executive office, and the place where Borrower keeps its books and records concerning the Oil and Gas Properties (including without limitation, the records with respect to proceeds of production from the Oil and Gas Properties and other accounts and contract rights), is located in Denver, Colorado and has been there for at least four months immediately preceding the date hereof.

          j. Use of Proceeds. The proceeds of the Loans will be used solely for the following business or commercial purposes: general working capital, repayment of existing debt, development drilling and exploration, acquisition of oil and gas properties and companies as otherwise permitted hereby, issuance of letters of credit pursuant to the terms of this Agreement, and other corporate purposes in the ordinary course of Borrower's business.

          k. Margin Stock. In no event shall any funds from the Loans be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U, Regulation G and Regulation X promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

          l. Subsidiaries. Borrower has no subsidiaries, except as set forth on Exhibit G hereto.

          m. ERISA. No Termination Event has occurred with respect to any ERISA Plan, and Borrower is in compliance with ERISA in all material respects. Borrower is not required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA.

          n.   Security Documents.  The warranties and
representations in the Security Documents are true and correct.

          o. Compliance with Laws. To the best of Borrower's knowledge, after due inquiry of appropriate persons within Borrower, Borrower is in compliance with all laws, rules and regulations, and determination of any arbitrator or governmental authority applicable to or binding upon it or any of its property or to which it or any of its property is subject, except where failure to so comply would not have a material adverse effect on Borrower or any of the Oil and Gas Properties.

          p. Financial Condition. Since December 31, 1991, there has been no material adverse change in the business, financial position or results of operations of Borrower or its subsidiaries.

          q. Default. As of the date hereof, there exists no Event of Default or Unmatured Event of Default.

     9. Affirmative Covenants. Unless waived in writing by the Required Banks, until payment in full of the Loans and termination of all Commitments by the Banks to make Advances hereunder, Borrower shall:

          a. Payment and Performance of Loan. Duly and punctually pay or cause to be paid in lawful money of the United States, the principal and interest on the Loans upon the dates, at the place and in the manner set forth in the Notes, in the Security Documents and herein, and perform and observe all other obligations of Borrower under this Agreement and the Security Documents.

          b. Financial Statements. Keep proper books of record and account in which full, true and correct entries will be made of all business, dealings and affairs in accordance with GAAP, and deliver to the Banks, at Borrower's expense and in format acceptable to the Required Banks:

               i. Within 120 calendar days after the end of each Fiscal Year, complete audited consolidated financial statements of Borrower, together with all notes thereto, and unaudited consolidating financial statements of Borrower prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit conducted by independent certified public accountants selected by Borrower and acceptable to the Bank, stating that such audited consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise required due to changes in GAAP);

               ii. Within 60 calendar days after the end of each Fiscal Quarter, excluding the last quarter of each Fiscal Year, unaudited consolidated and consolidating financial statements of Borrower prepared in reasonable detail and in accordance with GAAP;

               iii. Together with delivery of each of the financial statements described in subparagraphs (i) and (ii) above, a certificate signed by the president or chief financial officer of Borrower in the form of Exhibit H attached hereto, stating that he or she has read this Agreement and made all other necessary investigations, attesting to the authenticity of such financial statements, showing the calculation of and compliance with the financial covenants contained in this Agreement, and stating that in making the examination and reporting on such financial statements, he or she concluded that, to the best of such officer's knowledge, there did not exist any condition or event at the end of such Fiscal Year or at the time of such certificate which constituted an Event of Default or Unmatured Event of Default, or, if such condition or event existed, specifying the nature and period of existence of any such condition or event;

               iv. Within 60 calendar days after the end of each calendar quarter, production and expense reports on all Hydrocarbons produced and marketed from the Oil and Gas Properties on an aggregate basis during such quarter, including the quantities involved, the actual revenues derived and ad valorem, production and severance taxes, together with information reflecting on a property-by-property basis all material gas imbalances and other changes in working interests and net revenue interests of Borrower with respect to the Oil and Gas Properties;

               v. Promptly after the same are filed, copies of all financial statements and regular, periodical or special reports that Borrower may make to, or file with, the Securities Exchange Commission or any stock exchange; and promptly after the same are sent, copies of all other information sent to shareholders;

               vi. Promptly, such additional financial and other information as the Banks may from time to time reasonably request, including without limitation reasonable detail with respect to the information provided on an aggregate basis pursuant to subparagraph 9(b)(iv) above; and

               vii. Upon each request for an advance pursuant to subparagraph 2(c)(i) and on the last day of each calendar quarter, a certificate signed by the president, chief financial officer, vice president of finance or vice president of accounting and administration of Borrower stating the Borrower's Debt to Capitalization Ratio as of such date and for the quarter just ended.

          c. Preservation of Existence, Etc. Maintain in full force and effect Borrower's existence and good standing under the laws of the State of Delaware and its rights to transact business in the State of Colorado and in all other states where its activities and ownership of assets are such that qualification to transact business is necessary under the laws of such states and failure to so qualify could have a material adverse effect on Borrower, its business or assets.

          d. Maintenance of Property. Maintain, preserve and keep in good repair and in good working order and condition the Oil and Gas Properties and all properties used and useful in the business of Borrower; provided, however, that Borrower shall not be required to maintain any nonproductive oil and gas lease during or after its primary term so long as such lease is not included in the Oil and Gas Properties, and provided, further, that with respect to Oil and Gas Properties operated by third parties, Borrower shall use its best efforts to ensure compliance with the foregoing.

          e.   Payment of Other Obligations.

               i. Duly and punctually pay and discharge (A) all taxes, assessments and other governmental charges assessed against or imposed upon or with respect to Borrower or its properties or assets prior to the date when they shall become delinquent, except to the extent contested in good faith and by appropriate proceedings; (B) all charges for labor, materials and supplies which if unpaid might become a lien against any part of the property of Borrower unless the same are being contested in good faith and by appropriate proceedings; and (C) all federal and state social security, worker's compensation and similar taxes, payments and contributions for which Borrower may be liable, before the same become delinquent; and

               ii.  Duly and punctually pay all debt obligations
     (principal and interest), including without limitation, accounts payable and lease obligations, unless the same are being contested in good faith and by appropriate proceedings.

          f. Insurance. Except to the extent otherwise specifically provided in the Security Documents, keep all of Borrower's insurable property, real and personal, adequately insured at all times against fire and against such other risks as are customarily insured against by similar businesses of a comparable size, and fully insure against its employer's and public liability risks in financially sound and reputable insurance companies, all in such amounts and with such carriers as are consistent with industry standards, and with agreements by each carrier that the Agent shall receive at least 10 calendar days' notice prior to cancellation of any such policy. In this regard, if the Agent so requests, Borrower shall furnish to the Agent copies of all insurance policies relating to the Oil and Gas Properties and shall cause the Agent to be named as loss payee thereof on behalf of the Banks as its or their interests may appear.

          g. Inspection of Property, Books and Records. Upon reasonable notice from the Agent or the Banks, permit the Banks' duly authorized officers, employees and agents to inspect the Oil and Gas Properties and the other property, books and records of Borrower and to discuss Borrower's affairs, finances and accounts with Borrower's officers and its independent accountants, and furnish any other data which the Banks may reasonably request, including, but not limited to, title, geological and engineering data, all at the expense of Borrower and at any reasonable time and as often as the Banks may reasonably request.

          h. Notices. Promptly give written notice to the Agent of any of the following: (i) any material adverse change in the business, property, prospects, assets, operations or condition (financial or otherwise), of Borrower, (ii) any Event of Default or Unmatured Event of Default, (iii) the pendency or threat of any litigation and of any tax deficiency or other proceeding before any governmental body or official that could materially affect Borrower, (iv) the occurrence of any Termination Event, (v) any dispute, claim or litigation which may have a material adverse effect on Borrower any of the Oil and Gas Properties, or (vi) any fact which causes or may cause the Banks to fail to have any valid, enforceable and perfected first priority lien on any of the Mortgage Collateral, except as expressly permitted by this Agreement or the Security Documents.

          i. Compliance with Laws. Comply with all applicable laws, statutes, rules and regulations of the United States and of any state or municipality, and of any official, arbitrator or governmental authority, in respect of the conduct of business and ownership of property by Borrower where failure to comply would have a material adverse effect on Borrower or any of the Oil and Gas Properties.

          j. Further Assurances. Subject to paragraph 7(b) hereof, promptly and, insofar as not contrary to applicable law, at Borrower's own expense, file and refile in such offices, at such times and as often as may be necessary, every instrument and every amendment thereto, and take such other action, as may be necessary or desirable to create, perfect, maintain and preserve all liens and security interests intended to be created by Borrower in favor of the Agent on behalf of the Banks and the rights and remedies of the Agent thereunder, furnish to the Agent evidence satisfactory to the Agent of all such filings and refilings, otherwise do all things necessary or expedient to be done to effectively create, perfect, maintain and preserve the liens and security interests intended to be created thereby as a lien on real property and fixtures and a security interest in personal property and fixtures, and pay all fees and expenses (including counsel fees) incident to this Agreement and in compliance with this paragraph 9(j).

          k. Maintain Mortgage Collateral. Maintain Mortgage Collateral having a value of 75 percent of the value of the Oil and Gas Properties included in the Aggregate Borrowing Base. The value of the Mortgage Collateral and such Oil and Gas Properties shall be the same value assigned thereto in the Banks' annual determination of the value of all the Oil and Gas Properties pursuant to paragraph 5(c), prior to the application of discount factors, assumptions, criteria and general credit considerations used by the Banks to determine the Aggregate Borrowing Base from such value.

          l.   Ratios.  Maintain a Current Ratio of not less than
1.0 to 1.0.


          m. Use of Proceeds. Use the proceeds of the Loans only for the permitted purposes set forth in paragraph 8(j).

          n. Shareholders Equity. Maintain Shareholders Equity of not less than the sum of (i) $56,000,000 plus (ii) 50% of all net income accrued after the Effective Date plus (iii) 75% of the consideration received by Borrower in connection with the sale, exchange or other transfer of any equity interest in Borrower. For these purposes, net income shall be determined on a cumulative basis in accordance with GAAP, except that in the event net income is less than zero, net income shall be deemed to be zero.

     10. Negative Covenants. Unless waived in writing by the Required Banks, until payment in full of the Loans and termination of all Commitments by the Banks to make Advances hereunder, Borrower shall not, without the prior written consent of the Banks:

          a. Indebtedness. Incur any indebtedness, direct, contingent, secured or unsecured, except (i) the Loans;
(ii) indebtedness which is secured by property or assets other than the Oil and Gas Properties included in the Aggregate Borrowing Base, and for which Borrower has no personal or recourse liability; and (iii) unsecured indebtedness not exceeding $1,000,000 in the aggregate.

          b. Liens. Create, assume, incur or permit to exist any mortgage, pledge, security interest, lien or other encumbrance upon any of the Oil and Gas Properties included in the Aggregate Borrowing Base, whether now owned or hereafter acquired, real or personal, except (i) the Mortgages; (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside on Borrower's books; (iii) operator's, mechanic's, workmen's, materialmen's and other like liens arising in the ordinary course of business in respect of obligations not overdue or which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside on Borrower's books; and (iv) liens supporting the indebtedness described in paragraph 10(a)(ii).

          c. Guaranty Obligations. Assume, guarantee, endorse or otherwise become liable (whether as a partner or otherwise) in connection with the obligations or stock of any person, firm or corporation, except (i) in the ordinary course of its business as operator or working interest owner of any of the Oil and Gas Properties; (ii) endorsements of negotiable instruments for deposit or collection and similar transactions in the ordinary course of its business; (iii) secured indebtedness of Panterra Petroleum, a Montana general partnership ("Panterra"), pursuant to a First Restated Credit Agreement dated as of April 22, 1993, between Panterra and NationsBank of Texas, N.A., in its individual capacity (the "Panterra Loan Agreement"), provided that Borrower's liability for such indebtedness shall not exceed $15,000,000 in the aggregate; and (iv) other guaranties and contingent liabilities not to exceed $500,000 in the aggregate.

          d. Loans and Advances. During the pendency of any Event of Default or an Unmatured Event of Default or the existence of any Excess Debt, make any loans or advances to any person, firm or corporation, except for (i) accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, (ii) as part payment on its ordinary equipment rental, repair, replacement and operating needs, or (iii) advances to Subsidiaries in the ordinary course of business not to exceed $20,000 per month.

          e. Investments; Joint Ventures. Purchase or acquire the capital stock of, or equity interest in, any entity, firm or corporation, including joint ventures, except (i) in connection with the acquisition or development of oil and gas properties or the marketing of production in the ordinary course of its business or (ii) provided there exists no Unmatured Event of Default and no Excess Debt at the time of or resulting from such action, purchases and acquisitions of such capital stock or equity interest not to exceed $500,000 in the aggregate per year. Notwithstanding the foregoing, so long as there exists no Unmatured Event of Default and no Excess Debt at the time of or resulting from such action, Borrower is authorized to acquire capital stock or equity interest in Summo Minerals Corporation or a direct property interest in any property owned by Summo Minerals Corporation provided that the aggregate consideration paid by Borrower for such capital stock, equity or property interest does not exceed the sum of $10,000,000.

          f. Mergers and Consolidations. Merge or consolidate into or with any corporation or other entity, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to or with any corporation or other entity except
(i) in connection with the acquisition of oil and gas properties in the ordinary course of its business and after the consummation of which Borrower is the surviving entity, and (ii) any consolidated subsidiary of the Borrower may merge, consolidate or combine with or into, or transfer assets to the Borrower, provided that the Borrower shall be the continuing or surviving corporation; in both cases, so long as no Event of Default has occurred or is continuing or would be caused (including without limitation by the passage of time or the giving of notice or both) by the consummation of such merger or consolidation or disposition of assets.

          g. Change in Business. Change the nature of the business conducted by it or engage in a kind of business materially different from that which it presently conducts.

          h. Burdensome Undertakings. Undertake, or become contractually bound to undertake, any action not in the ordinary course of business that would materially adversely affect its business, properties, prospects, assets, operations or condition (financial or otherwise); or enter into any hedging agreement, options trading agreement, futures trading agreement, swap agreement (including, without limitation, any crude oil, natural gas or other hydrocarbons swap or price swap contract) or any other agreement or option to swap commodities or prices or hedge or speculate against future changes in commodity prices (collectively, "Hedging Agreements"), other than Hedging Agreements between Borrower and (i) Enron Capital & Trade Resources Corp., (ii) Natural Gas Clearinghouse, (iii) N.M. Rothschild & Son, Ltd. or (iv) one or more financial institutions having a credit rating of Grade A or above as defined by Moody's Investors Service.

          i. Change in Location of Business. Move its place of business or chief executive office or the place where Borrower keeps its books and records concerning the Oil and Gas Properties (including without limitation, the records with respect to the proceeds of production from the Oil and Gas Properties and other accounts and contract rights), from one state to another without giving the Agent forty-five days' prior written notice of the proposed new location thereof.

          j. New Subsidiaries. After the date hereof, form or acquire any subsidiary corporation except in connection with the acquisition or development of oil and gas properties or the marketing of production in the ordinary course of its business.

          k. Restricted Distributions. During the pendency of an Event of Default or Unmatured Event of Default or the existence of any Excess Debt, purchase, redeem or otherwise re-acquire any of its capital stock, or any warrants, rights or options to acquire such capital stock, make any distribution of assets or declare or pay any cash or liquidating dividends or make any other cash distribution with respect to its capital stock; or at any time pay any dividends or other distributions in an aggregate cumulative amount which would exceed the sum of $3,000,000 plus 100 percent of Borrower's net income, determined in accordance with GAAP and computed on a cumulative basis, earned after December 31, 1991, taking into account dividends actually declared or made, or distributions previously declared or made after December 31, 1991. Nothing contained herein shall be deemed to restrict the payment of stock dividends.

          l. Disposition of Assets. Sell, transfer, lease, exchange, alienate or dispose of any of the Oil and Gas
Properties included in the Aggregate Borrowing Base or any interest therein except as follows:

               i. equipment which is no longer needed and is disposed of in the ordinary course of business, which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

               ii. inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business; and

               iii. sales of Oil and Gas Properties in compliance with paragraph 4 above.

          m. ERISA. Incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

     11. Events of Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") hereunder:

          a. Non-Payment. Failure to (i) pay any installment of principal of the Notes, including amounts due under letters of credit pursuant to paragraph 3(b), as and when due, or (ii) pay as and when provided any interest on the Notes, any fee or other amount payable hereunder or under the Notes or any of the Security Documents within five Business Days after its due date, or (iii) comply with the provisions of paragraph 6 within the time periods set forth therein.

          b. Other Defaults. Failure to (i) comply with the covenant set forth in Section 9(m), (ii) observe any negative covenant set forth in Section 10; or (iii) perform or observe any other covenant, agreement, indemnity, condition or provision in this Agreement or in the Notes and (with respect to this item
(iii) only), provided Borrower has given notice to the Agent of such failure immediately upon Borrower's knowledge thereof or Agent has given notice to Borrower, such failure continues unremedied for 30 calendar days after notice from the Agent confirming such failure, provided, further, that if Borrower fails to give such notice immediately upon receipt of knowledge thereof, the grace period described in this item (iii) shall not apply.

          c. Representation or Warranty. Any representation or warranty of Borrower, whether contained in this Agreement or in any other Loan Document or in any certificate or other writing required or contemplated by this Agreement, shall be false or misleading in any material respect as of the date made or deemed made; provided that with respect to a failure of the representations contained in paragraph 8(h) of this Agreement or
Section 2.1 paragraphs B(2) and B(3) of the Mortgages, Borrower shall have a reasonable opportunity after notice from Agent to mortgage to Agent substitute oil and gas properties acceptable to the Required Banks in their sole discretion and having a value at least equal to the Mortgage Collateral as to which such representation failed.

          d.   Security Documents.

               i. Occurrence of any of the events of default defined in any of the Security Documents.

               ii. After delivery thereof to the Agent, the Security Documents shall for any reason (other than pursuant to the terms thereof) fail to or cease to create a valid security interest in the collateral purported to be covered thereby or such security interest shall for any reason cease to be a first lien and priority security interest, and, after filing or recording thereof, shall cease to be a perfected first lien and priority security interest, subject only to those matters expressly permitted hereby or by the applicable Security Document.

          e. Judgments. Any money judgment, writ or warrant of attachment, or similar process in an amount of $500,000 (in the aggregate) or more shall be entered or filed against Borrower or any of its assets and shall remain unvacated, unbonded or unstayed for a period of 30 calendar days, or in any event later than five calendar days prior to the date of any proposed sale thereunder.

          f. Insolvency. Borrower shall become insolvent, admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee otherwise shall be appointed and shall not be discharged within 30 calendar days after such appointment.

          g.   Bankruptcy.  Bankruptcy, insolvency,
reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any other law for the relief of debtors shall be instituted by or against Borrower (except for an involuntary petition against Borrower, which shall not constitute an Event of Default if such petition is vacated or dismissed within 15 Business Days after the filing thereof), or any order, judgment or decree shall be entered against Borrower decreeing its dissolution or division.

          h. Cross-Default. Any event of default shall occur as to any other agreement now or hereafter existing relating to extensions of credit in an amount exceeding $500,000 to Borrower by the Banks or by any third party, or any event which with the passage of time or giving of notice, or both, would permit the holder or holders of such indebtedness to cause such indebtedness to be declared to be due and payable prior to its stated maturity; or the indebtedness of Panterra under the Panterra Loan Agreement shall be accelerated by the holder or holders of such indebtedness.

          i. ERISA. Any Termination Event occurs with respect to any ERISA Plan and the then-current value of such ERISA Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount).

          j. Loan Documents. Any of this Agreement, the Notes or the Security Documents shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or Borrower shall contest in any manner the validity, binding effect or enforceability thereof.

     12.  Remedies.

          a. Automatic Acceleration of Loan. Upon the occurrence of any Event of Default specified in paragraph 11(f) or 11(g), the obligation of the Banks to make Advances on the Loans shall automatically terminate and the unpaid principal amounts of the Loans, together with the undrawn amount of the outstanding letters of credit, and all interest and other amounts payable hereunder, under the Notes or any of the Security Documents, shall automatically become due and payable without further act of the Banks.

          b. Optional Acceleration of Loan. Upon the occurrence of any Event of Default (other than those specified in paragraph 11(f) or 11(g), with the consent of the Required Banks, the Agent may or upon request by the Required Banks, the Agent shall:

               i. declare all or any part of the Loans to be forthwith due and payable, together with all accrued and unpaid interest thereon and all other amounts payable hereunder or under any Note or any of the Security Documents, without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Borrower;

               ii.  declare the Commitments terminated;

               iii. take any action in order to avoid extensions or renewals of any letters of credit issued pursuant to paragraph 3 or otherwise;

               iv. with respect to any and all letters of credit issued hereunder that are then partially or wholly undrawn, and all other contingent, unmatured or unliquidated obligations of Borrower hereunder, declare and require that cash in an amount equal to the aggregate outstanding amount (including an amount equal to the undrawn amount of all outstanding letters of credit) of all such obligations be immediately paid over, pledged and delivered to the Agent to be held as cash collateral for such obligations; and

               v. proceed with every remedy provided for herein or in the Notes, the Security Documents or any contract, agreement or undertaking supplemental hereto and shall have, without limitation, all of the rights of a secured party under the Uniform Commercial Codes as then in effect with respect to any security then held for the Loans.

The enforcement of any rights of the Agent or the Banks as to the security for the Loans shall not affect the rights of the Agent or the Banks to enforce payment of the Loans and to recover judgment for any portion thereof remaining unpaid.

          c. Set-Off. Upon the occurrence of any Event of Default, each Bank shall have the right (subject to paragraph 2(f)) at any time and from time to time, without prior notice to Borrower (which notice is hereby waived by Borrower to the fullest extent permitted by law), to set-off and apply any debt owing to Borrower by such Bank, including without limitation, any deposits (general or special, time or demand, provisional or final) now or hereafter maintained by Borrower with such Bank, against any and all obligations of Borrower now or hereafter existing under this Agreement or any of the other Loan Documents, although such obligations may be contingent or unmatured, and for such purpose Borrower hereby grants a security interest in and assigns to each Bank all such deposit accounts.

     13.  Conditions of Lending.

          a. Initial Advance. This extension and renewal of the indebtedness evidenced by the Loan Agreement as hereby amended and the Loan Documents is subject to the following conditions:

               i.   Each Bank shall have received its respective
     Notes, duly executed and delivered by Borrower.

               ii. The Agent shall have received counterparts of the Mortgages covering the Oil and Gas Properties, duly executed and acknowledged by the Borrower, together with the appropriate financing statements, as may be necessary or advisable under applicable law in order to perfect and maintain, to the fullest extent permitted by applicable law, the liens and security interests created thereby. The Mortgages shall be in the form and substance set forth in
     Exhibit I hereto.

               iii. All warranties, representations and covenants in paragraph 8 and in the Security Documents shall be true on the Effective Date as if then given; Borrower shall have performed or observed all terms, conditions and obligations hereunder and under the Security Documents to be performed or observed on or prior to the Effective Date; and no condition or event shall exist which constitutes an Event of Default or Unmatured Event of Default.

               iv. The Agent shall have received a certificate, dated the Effective Date and executed on behalf of Borrower by its president, vice president of finance, chief financial officer or vice president of accounting and administation, in form and content satisfactory to the Agent, stating the substance of the foregoing subparagraph (iii).

               v. The Agent shall have received a certificate, dated the Effective Date and executed on behalf of Borrower by its secretary or other appropriate officer, which shall contain the names and signatures of the officers of Borrower authorized to execute this Agreement, the Notes and the Security Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: copies of resolutions duly adopted by the Board of Directors of Borrower authorizing the execution of this Agreement, the Notes and the Security Documents and the consummation of the transactions contemplated herein and therein; copies of the articles of incorporation of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of incorporation; and copies of the bylaws of Borrower and all amendments thereto.

               vi.  The Agent shall have received all other
     documents and assurances which it requires or which it may reasonably request in connection with the transactions contemplated by this Agreement, and such documents shall be certified, when appropriate, by proper authorities. All such documents and all proceedings to be taken in connection with such transactions shall be satisfactory in form and substance to the Agent.

               vii. All legal matters incident to the Loans shall be satisfactory to counsel to the Agent, and the Agent shall have received on the Effective Date the legal opinion(s) of independent counsel to Borrower, dated the Effective Date and in a form substantially similar to that set forth in Exhibit K attached hereto covering legal matters in connection with the Loans, specifically including the matters referred to in paragraphs 8(a)(i), (a)(ii), (b),
     (c), (d) and (e) and which opinion(s) shall cover such other matters as the Banks or their counsel may reasonably request, except opinions on title to the Oil and Gas Properties.

               viii. All fees and other expenses (including attorneys fees) payable by Borrower under the terms of this Agreement and ascertainable as of the Effective Date shall have been paid in full; provided, however, that fees and expenses other than recording and filing fees to the extent then due and payable shall be paid in full no later than two Business Days after the Effective Date. If the first Advances on the Loans are made simultaneously with the execution of this Agreement, the foregoing expenses may be paid out of such Advances.

               ix. The Agent shall have received a borrowing resolution on the printed form as set forth in Exhibit J hereto, duly executed and delivered by Borrower.

          b. Subsequent Advances. The obligation of each of the Banks to make subsequent Advances under the Loans as set forth in paragraph 2(c) and issue letters of credit as set forth in paragraph 3 is subject to satisfaction of the conditions set forth in such paragraph and in paragraphs 13(a)(iii), (iv), (vi), and (viii) as of the date of such advance or issuance.

     14. Indemnity. Borrower shall reimburse and pay each Bank for all fees, costs and expenses (including without limitation, attorneys' fees, court costs and legal expenses and consultants' and experts' fees and expenses), reasonably incurred or expended in connection with (i) the breach by Borrower of any representation or warranty contained in this Agreement, the Security Documents or any other documents and instruments evidencing, securing or otherwise relating to the Loans, (ii) the failure by Borrower to perform any agreement, covenant, condition, indemnity or obligation contained in this Agreement, the Security Documents or any other documents or instruments evidencing, securing or otherwise relating to the Loans,
(iii) such Bank's exercise of any of its rights and remedies under this Agreement, the Security Documents and the other documents and instruments evidencing, securing or otherwise relating to the Loans, or (iv) the protection of the Oil and Gas Properties and the liens thereon and security interests therein. Borrower shall indemnify and hold harmless each Bank and persons or entities owned or controlled by or affiliated with such Bank and their respective directors, officers, shareholders, partners, employees, consultants and agents (herein individually called an "Indemnified Party," and collectively called "Indemnified Parties") from and against, and reimburse and pay Indemnified Parties with respect to, any and all claims, demands, liabilities, losses, damages (including without limitation, actual, consequential, exemplary and punitive damages), causes of action, judgments, penalties, fees, costs and expenses (including without limitation, attorneys' fees, court costs and legal expenses and consultants' and experts' fees and expenses), of any and every kind or character, known or unknown, fixed or contingent, that may be imposed upon, asserted against or incurred or paid by or on behalf of any Indemnified Party on account of, in connection with, or arising out of (a) any bodily injury or death or property damage occurring in or upon or in the vicinity of the Oil and Gas Properties through any cause whatsoever, (b) any act performed or omitted to be performed hereunder or the breach of or failure to perform any warranty, representation, indemnity, covenant, agreement or condition contained in this Agreement, the Security Documents or any other documents and instruments evidencing, securing or relating to the Loans, (c) any transaction, act, omission, event or circumstance arising out of or in any way connected with the Oil and Gas Properties or with this Agreement, the Security Documents or any other documents and instruments evidencing, securing or relating to the Loans, and (d) subject to the exceptions and limitations contained in the Mortgages, the violation of or failure to comply with any statute, law, rule, regulation or order now existing or hereafter occurring, including without limitation, "Environmental Laws" (as defined in the Mortgages) and statutes, laws, rules, regulations and orders relating to "Hazardous Substances" (as defined in the Mortgages). The foregoing indemnities shall not apply to any Indemnified Party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of that or another Indemnified Party or a successful suit by Borrower against such Indemnified Party. If Borrower and the Indemnified Party are jointly named in any action covered by this paragraph 14, the Indemnified Party shall cooperate in the defense of such action to the extent its own rights or defenses are not compromised thereby. Subject to the exceptions and limitations contained in the Mortgages, the foregoing indemnities shall not terminate upon release, foreclosure or other termination of this Agreement or the Security Documents, but shall survive such release, foreclosure or termination and the repayment of the Loans. Any amount to be paid hereunder by Borrower to a Bank or for which Borrower has indemnified an Indemnified Party shall be a demand obligation owing by Borrower to such Bank and shall bear interest at the Late Payment Rate until paid, and shall constitute a part of the Loans and be indebtedness secured by the Security Documents.

     15.  The Agent.

          a. Appointment. Each Bank hereby irrevocably designates and appoints NationsBank as the Agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes NationsBank as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          b. Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          c. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person or entity under or in connection with this Agreement or any other Loan Document (except for its or such person's or entity's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

          d. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

          e. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Unmatured Event of Default or Event of Default and stating that such notice is a "notice of default."
In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Unmatured Event of Default or event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Unmatured Event of Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          f. Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          g. Indemnification. The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their original Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to here in or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

          h. Agent in Its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to Advances made by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

          i. Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Banks. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

     16.  Miscellaneous.

          a. No Waiver; Cumulative Remedies. No delay on the part of any Bank in exercising any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any right, power, privilege, or remedy hereunder preclude any other or further exercise of such right, power, privilege, or remedy hereunder or the exercise of any other right, power or privilege or remedy. The rights and remedies of each Bank contained herein are cumulative and not exclusive of any right or remedy which such Bank shall otherwise have pursuant to the Security Documents, the Note or applicable law. The obligations of Borrower contained herein are cumulative, and compliance by Borrower with any covenant shall not excuse compliance by Borrower with any other covenant.

          b. Notices. All notices given hereunder shall be in writing, shall be given by certified mail, return receipt requested, overnight courier service, telecopy, facsimile or copy delivered by hand, and, (i) if mailed, shall be deemed received three Business Days after having been deposited in a receptacle for United States mail, postage prepaid, (ii) if delivered by overnight air courier service, shall be deemed received one Business Day after having been deposited with such overnight air courier service, postage prepaid, and (iii) if delivered by telex, telecopy or hand delivery, shall be deemed received on the day the notice is sent if the sender thereof exercises reasonable efforts to confirm receipt thereof, in each case addressed as follows:

               If to Borrower, to:

               St. Mary Land & Exploration Company
               1776 Lincoln Street, 11th Floor
               Denver, Colorado  80203
               Attention:  Richard C. Norris
               Fax. No.:  (303) 861-0934

               If to the Banks, to:

               NationsBank of Texas, N.A.
               Energy Banking Group
               #492-49
               901 Main
               Dallas, Texas  75202
               Fax. No.:  (214) 508-1285

               with copies to:

               NationsBank Energy Group Denver, Inc.
               370 17th Street, Suite 3250
               Denver, Colorado  80202-5632
               Fax. No.:  (303) 629-6363

               Norwest Bank Colorado, National Association
               1740 Broadway
               Denver, Colorado  80274-8699
               Attention:  J.  T.  Reagan
               Fax. No.:  (303) 863-5196

Any party may, by written notice so delivered to the other, change the address or facsimile number to which delivery shall thereafter be made.

          c. Counterpart Execution. This Agreement may be executed in any number of counterparts which together will be but one and the same instrument. This Agreement shall become effective whenever each party shall have signed at least one counterpart.

          d. Governing Law; Entire Agreement. THIS AGREEMENT AND THE NOTES SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF COLORADO AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE. Such documents, together with the Security Documents, constitute and incorporate the entire agreement among the Agent, the Banks and Borrower concerning the subject matter of hereof and thereof, and supersedes and cancels any prior or contemporaneous agreements, oral or written, between any or all of the Agent, the Banks and Borrower concerning the subject matter hereof.

          e. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, the Notes or any of the Security Documents, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks. Any waiver shall be effective only in the specific instance and for the specific purpose for which given.

          f. Inconsistent Provisions; Severability. In case of any irreconcilable conflict between the provisions of this Agreement and those of the Security Documents and the Notes, the provisions of this Agreement shall govern. The invalidity, illegality or unenforceability of any provision of this Agreement, the Notes, any of the Security Documents or any instrument or agreement required hereunder, shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement, the Notes, the Security Documents and any instruments and agreements required hereunder.

          g. Costs and Expenses. Whether or not any funds are disbursed hereunder, Borrower shall pay all of the Banks' costs and expenses incurred in connection with the preparation, execution, delivery and enforcement of this Agreement, the Notes and the Security Documents, and any amendments, waivers or modifications thereof, including reasonable fees and disbursements of legal counsel and other consultants hired by one or more of the Banks in connection therewith, the costs of the Bank's inspection of the Oil and Gas Properties and the costs and expenses of title or lien searches and filing and recording fees and expenses.

          h. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not transfer or assign any of its rights or obligations hereunder without the Banks' prior written consent.

          i.   Effectiveness.  Except as set forth in
paragraph 14, this Agreement shall continue in full force and effect so long as any indebtedness or other obligation of Borrower to the Banks remains unpaid or outstanding or Borrower has any right to Advances hereunder.

          j. Waivers of Jury Trial. The Borrower, the Agent and the Banks hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement, the Notes or any other Loan Document and for any counterclaim thereon.

          k.   Incorporation of Exhibits and Schedules.  All
Exhibits and Schedules attached to this Agreement are a part hereof for all purposes.

          l. References and Titles. All references in this Agreement to Exhibits, Schedules, paragraphs, subparagraphs, and other subdivisions refer to the Exhibits, Schedules, paragraphs, subparagraphs and other subdivisions of this Agreement unless expressly provided otherwise. Headings are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

          m. Ratification. The Loan Agreement and all other Loan Documents as expressly restated or amended in connection with the execution and delivery of this Agreement shall remain in full force and effect. The Loan Agreement and all other rights and powers created thereunder or under any of the other prior Loan Documents as expressly restated, amended or reaffirmed in connection with the execution and delivery of this Agreement and the other Loan Documents are in all respects ratified, confirmed and continued in effect. The liens and security interests created under the original Security Documents are in all respects brought forward, continued, ratified and reaffirmed as security for all obligations under this Agreement.

     EXECUTED to be effective as of the day and year first above written.

                                   ST. MARY LAND & EXPLORATION
                                   COMPANY



                                   By:

                                        David L. Henry,
                                        Chief Financial Officer
                                        Vice President, Finance



                                   NATIONSBANK OF TEXAS, N.A.



                                   By:

                                   Michele L. Jones,
                                   Vice President



                                   NORWEST BANK COLORADO,
                                   NATIONAL ASSOCIATION



                                   By:

                                        J.  T.  Reagan,
                                        Vice President



                                SCHEDULE I

                             Bank Commitments







Commitments



Name                               Tranche        Tranche
of                  Commitment        A             B
Bank                Percentage       Loan          Loan



NationsBank         55%            $33,000,000    $16,500,000


Norwest             45%            $27,000,000    $13,500,000








                               SCHEDULE II

                      Borrower's Shareholders' Equity


     Borrower's Shareholder's Equity as of April 1, 1996, the date of the Amended and Restated Loan Agreement, is $66,455,000.

                             LIST OF EXHIBITS





Exhibit    Title


A         Form of Tranche A Note


B         Form of Tranche B Note


C         Request for Advance


D         Form of Standby Letter of Credit


E         Asset Sales Report


F         Net Revenue/Payment Calculation


G         Subsidiaries


H         Compliance Certificate


I         Form of Mortgage


J         Borrowing Resolution


K         Borrower's Form of Opinion

                                 EXHIBIT A
                         (Form of Tranche A Note)

                              PROMISSORY NOTE

$______________
Denver, Colorado

April 1, 1996


     ST. MARY LAND & EXPLORATION COMPANY, a Delaware corporation ("Borrower"), with an address of 1776 Lincoln Street, Denver, Colorado 80203, for value received, hereby promises to pay to the order of _______________________________, a national banking association (the "Bank"), at the office of NationsBank of Texas, N.A. at 901 Main, Dallas, Texas 75202, on or before June 30, 2004 (the "Maturity Date"), the principal sum of $_________________, or so much thereof as may be advanced by the Bank pursuant to the Amended and Restated Loan Agreement of even date herewith among Borrower and each of the banks or financial institutions which is or may from time to time become a signatory thereto, NationsBank of Texas, N.A., as a bank and as agent for such banks and Norwest Bank Colorado, National Association (successor to Norwest Bank Denver, National Association) (as amended and restated, the "Loan Agreement"), together with interest on the outstanding unpaid principal balance at the rate provided below. Such principal amount shall be payable at the times and in the amounts set forth in the Loan Agreement.

     This Note is given in extension, renewal and increase of the original Promissory Note dated March 1, 1993, as amended by First Amendment to Promissory Note dated effective as of April 1, 1995, and is issued pursuant to and subject to the terms and provisions of the Loan Agreement. Except as otherwise defined herein, capitalized terms used herein shall have the meanings assigned in the Loan Agreement.

     The outstanding principal amount of this Note shall be payable as provided in the Loan Agreement. The entire outstanding principal balance of this Note shall be due on the Maturity Date (unless payable sooner pursuant to the terms of the Loan Agreement), and shall bear interest initially at the Adjusted Prime Rate for Prime Rate Advances and at the Adjusted LIBOR Rate for LIBOR Advances. Interest shall accrue daily and shall be calculated and payable as provided in the Loan Agreement.

     Notwithstanding anything to the contrary contained in this Note, overdue principal, and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at the Late Payment Rate and shall be payable on the last day of each calendar month or, at the option of the holder hereof, on demand.


     This Note is secured by, and the holder of this Note is entitled to the benefits of, the "Security Documents" (as defined in the Loan Agreement). Reference is made to the Security Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

     The Bank shall maintain a record of all advances and payments made and letters of credit issued under this Note until June 30, 1999, as set forth on Schedule I hereto, which record shall be prima facie evidence of the matters set forth therein for all purposes, provided, however that the failure, error or omission by the Bank to maintain such a record shall not diminish or otherwise affect the obligation of Borrower to repay the Loan and any other amounts due to the Bank.

     Time is of the essence hereof. In the event of (a) any default in any payment when due of the principal of this Note when due and payable or the payment of interest on this Note, or
(b) any other "Event of Default" (as such term is defined in the Loan Agreement), then the whole principal sum of this Note plus accrued interest and all other obligations of Borrower to holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, automatically if it is an Event of Default described in paragraph 11(f) or 11(g) of the Loan Agreement, or at the option of the Bank as to any other event referred to above, become immediately due and payable without notice or demand, and any or all of the rights and remedies provided herein and in the Loan Agreement and the Security Documents, as they may be amended, modified or supplemented from time to time may be exercised by the Bank.

     If Borrower fails to pay any amount due under this Note and the Bank has to take any action to collect the amount due or to exercise its rights under the Security Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness or to foreclose the Security Documents or to enforce the Bank's rights under the Security Documents, then Borrower agrees to pay on demand all reasonable and out-of-pocket costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or proceeding, incurred by the Bank, including without limitation the fees and disbursements of the Bank's attorneys and their staff.

     Borrower waives presentment, notice of dishonor, notice of acceleration and protest, and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party, except as provided in the Loan Agreement. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.


     If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

     No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right by the holder hereof, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

     It is the intention of Borrower and the Bank to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America), then, in that event, notwithstanding anything to the contrary herein or in any agreement entered into in connection with or as security for this Note, it is agreed as follows:
(i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be canceled automatically and, if theretofore paid, shall be credited on this Note by the holder hereof (or, to the extent that this Note shall have been or would thereby be paid in full, refund to Borrower); and (ii) in the event that maturity of this
Note is accelerated by reason of an election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on this Note (or, to the extent that this Note shall have been or would thereby be paid in full, refunded to Borrower).

     This Note shall be construed in accordance with and governed by the laws of the State of Colorado and of the United States of America. If, at any time, Texas law is determined to be applicable to this Note, Tex. Rev. Civ. Stat. Ann. art. 5069
Ch. 15, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply hereto; and unless changed in accordance with law, the applicable rate ceiling shall be the indicated (weekly) rate ceiling from time to time in effect, as provided in Tex. Rev. Civ. Stat. Ann.
art. 5069-1.04, as amended.

     All notices given hereunder shall be in writing and shall be given as provided in paragraph 16(b) of the Loan Agreement.

     At the option of the holder hereof, an action may be brought to enforce this Note in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. Borrower and all signers or endorsers hereof consent to venue and jurisdiction in the District Court in and for the City and County of Denver, State of Colorado and in the United States District Court for the District of Colorado and to jurisdiction and service of process under Sections 13-1-124(1)(a) and 13-1-125, Colorado Revised Statutes (1973), as amended, in any action commenced to enforce this Note.

                           ST. MARY LAND & EXPLORATION COMPANY



                           By:____________________
                                 David L. Henry
                                 Chief Financial Officer and
                                 Vice President, Finance


                       Schedule I to Promissory Note


        Principal
         Amount     LIBOR                           Outstanding
       of Advance    or       LIBOR     Amount of    Principal
 Date    or L/C               Prime      Period       Payment
        Balance
                                 EXHIBIT B
                         (Form of Tranche B Note)

                              PROMISSORY NOTE
$_____________
Denver, Colorado

April 1, 1996

            ST. MARY LAND & EXPLORATION COMPANY, a Delaware corporation ("Borrower"), with an address of 1776 Lincoln Street, Denver, Colorado 80203, for value received, hereby promises to pay to the order of ________________________________, a national banking association (the "Bank"), at the office of NationsBank of Texas, N.A. at 901 Main, Dallas, Texas 75202, on or before March 30, 1997 (the "Maturity Date"), the principal sum of $_____________, or so much thereof as may be advanced by the Bank pursuant to the Amended and Restated Loan Agreement of even date herewith among Borrower and each of the banks or financial institutions which is or may from time to time become a signatory thereto, NationsBank of Texas, N.A., as a bank and as agent for such banks and Norwest Bank Colorado, National Association (successor to Norwest Bank Denver, National Association) (as amended and restated, the "Loan Agreement"), together with interest on the outstanding unpaid principal balance at the rate provided below. Such principal amount shall be payable at the times and in the amounts set forth in the Loan Agreement.

            This Note is given in extension, renewal and increase of the original Promissory Note dated March 1, 1993 as amended by First Amendment to Promissory Note dated effective as of February 25, 1994, Second Amendment to Promissory Note dated effective December 1, 1994, and Third Amendment to Promissory Note dated effective as of April 1, 1995, and is issued pursuant to and subject to the terms and provisions of the Loan Agreement.
Except as otherwise defined herein, capitalized terms used herein shall have the meanings assigned in the Loan Agreement.

            The outstanding principal amount of this Note shall be payable as provided in the Loan Agreement. The entire outstanding principal balance of this Note shall be due on the Maturity Date (unless payable sooner pursuant to the terms of the Loan Agreement) and shall bear interest initially at the Adjusted Prime Rate for Prime Rate Advances and at the Adjusted LIBOR Rate for LIBOR Advances. Interest shall accrue daily and shall be calculated and payable as provided in the Loan Agreement.

            Notwithstanding anything to the contrary contained in this Note, overdue principal, and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at the Late payment Rate and shall be payable on the last day of each calendar month or, at the option of the holder hereof, on demand.

            This Note is secured by, and the holder of this Note is entitled to the benefits of, the "Security Documents" (as defined in the Loan Agreement). Reference is made to the Security Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

            The Bank shall maintain a record of all advances and payments made until the Maturity Date, as set forth on Schedule I hereto, which record shall be prima facie evidence of the matters set forth therein for all purposes, provided, however that the failure, error or omission by the Bank to maintain such a record shall not diminish or otherwise affect the obligation of Borrower to repay the Loan and any other amounts due to the Bank.

            Time is of the essence hereof. In the event of (a) any default in any payment when due of the principal of this Note when due and payable or the payment of interest on this Note, or
(b) any other "Event of Default" (as such term is defined in the Loan Agreement), then the whole principal sum of this Note plus accrued interest and all other obligations of Borrower to holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, automatically if it is an Event of Default described in paragraph 11(f) or 11(g) of the Loan Agreement, or at the option of the Bank as to any other event referred to above, become immediately due and payable without notice or demand, and any or all of the rights and remedies provided herein and in the Loan Agreement and the Security Documents, as they may be amended, modified or supplemented from time to time may be exercised by the Bank.

            If Borrower fails to pay any amount due under this Note and the Bank has to take any action to collect the amount due or to exercise its rights under the Security Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness or to foreclose the Security Documents or to enforce the Bank's rights under the Security Documents, then Borrower agrees to pay on demand all reasonable and out-of-pocket costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or proceeding, incurred by the Bank, including without limitation the fees and disbursements of the Bank's attorneys and their staff.

            Borrower waives presentment, notice of dishonor, notice of acceleration and protest, and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party, except as provided in the Loan Agreement. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.


            If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

            No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right by the holder hereof, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

            It is the intention of Borrower and the Bank to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America), then, in that event, notwithstanding anything to the contrary herein or in any agreement entered into in connection with or as security for this Note, it is agreed as follows:
(i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be canceled automatically and, if theretofore paid, shall be credited on this Note by the holder hereof (or, to the extent that this Note shall have been or would thereby be paid in full, refund to Borrower); and (ii) in the event that maturity of this
Note is accelerated by reason of an election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on this Note (or, to the extent that this Note shall have been or would thereby be paid in full, refunded to Borrower).

            This Note shall be construed in accordance with and governed by the laws of the State of Colorado and of the United States of America. If, at any time, Texas law is determined to be applicable to this Note, Tex. Rev. Civ. Stat. Ann. art. 5069 Ch. 15, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply hereto; and unless changed in accordance with law, the applicable rate ceiling shall be the indicated (weekly) rate ceiling from time to time in effect, as provided in Tex. Rev. Civ. Stat. Ann.
art. 5069-1.04, as amended.

            All notices given hereunder shall be in writing and shall be given as provided in paragraph 16(b) of the Loan
Agreement.

            At the option of the holder hereof, an action may be brought to enforce this Note in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. Borrower and all signers or endorsers hereof consent to venue and jurisdiction in the District Court in and for the City and County of Denver, State of Colorado and in the United States District Court for the District of Colorado and to jurisdiction and service of process under Sections 13-1-124(1)(a) and 13-1-125, Colorado Revised Statutes (1973), as amended, in any action commenced to enforce this Note.

                         ST. MARY LAND & EXPLORATION COMPANY


                         By:

                                David L. Henry
                               Chief Financial Officer and
                               Vice President, Finance


Schedule I to Promissory Note




                                 EXHIBIT C

                            REQUEST FOR ADVANCE


     Reference is made to that certain Amended and Restated Loan Agreement dated as April 1, 1996, (as from time to time amended, the "Agreement"), among St. Mary Land & Exploration Company ("Borrower"), each of the banks or financial institutions which is or may from time to time become a signatory thereto (individually, a "Bank" and collectively, the "Banks"), NationsBank of Texas, N.A., as agent for the Banks, and as a Bank, and Norwest Bank Colorado, National Association. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement. Pursuant to the terms of the Agreement, Borrower hereby requests the Banks to make an advance to Borrower in the amount of $______________, such advance being evidenced by the Notes, and specifies ___________, 199__, as the date Borrower desires for the Banks to make such advance. Borrower desires such advance to be:

               __________     a Prime Rate Advance

               __________     a LIBOR Advance

                         ________ Designated Period:  ____ days
                         ________ Interest Rate:  ______

     Borrower and the officer of Borrower signing this instrument hereby certify that:

          (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto.

          (b) The representations and warranties of Borrower set forth in the Agreement and the Security Documents delivered to the Banks are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the transactions contemplated by the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

          (c) There does not exist on the date hereof any condition or event which constitutes an Event of Default or an Unmatured Event of Default which has not been waived in writing by the Banks; nor will any such Event of Default or Unmatured Event of Default exist upon Borrower's receipt and application of the advance requested hereby. Borrower will use the advance hereby requested in compliance with the Agreement.

          (d) Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof (except those waived in writing by the Banks), and each of the conditions precedent to advances contained in the Agreement remains satisfied in all material respects.

          (e)  On the date hereof, the Debt to Capitalization
Ratio is ______________.

     IN WITNESS WHEREOF, this instrument is executed as of _____________, 199__.

                                   ST. MARY LAND & EXPLORATION
                                   COMPANY



                                   By:



                                        Title:



                                 EXHIBIT D

                     Form of Standby Letter of Credit


                                 EXHIBIT E

                            ASSET SALES REPORT


                                   Date of Report: __________




Property Description:







1. Gross Proceeds:








2. Sale Expenses:





3. Net Proceeds:








4. Current amount under Loan Agreement para. 5(a)(ii) (or initial
Aggregate Borrowing Base, if still in effect):










5. Release Value: (           )



6. Revised Aggregate Borrowing Base or para. 5(a)(ii) amount (4 minus 5):









7. Debt Outstanding:







8. Required Payment (7 minus 6; if zero or less, enter "None"):









                                 EXHIBIT F

                 Calculation of Net Revenues and Payments


Accounting Quarter/Year:____________

Payment Quarter/Year:_______________




1. Gross Revenues $



2. Less Deductible Lease Expenses:

a.   Lease Operating Expenses

b.   Royalties and lease burdens

c.   Production Taxes

d.   Transportation and processing costs


3. Net Oil and Gas Revenues (1 minus 2)




4. Dedication Rate       %


5. Calculated Payment Amount $




                                 EXHIBIT G

                           LIST OF SUBSIDIARIES


     1.   Subsidiaries of Borrower:

          a.   St. Mary Minerals Inc.

          b.   Parish Corporation

          c.   St. Mary Operating Company

     2.   Subsidiaries of Parish Corporation

          a.   Chelsea Corporation

          b.   Lucy Corporation

          c.   Natasha Corporation


                                 EXHIBIT H

                           OFFICER'S CERTIFICATE
                   As Required Under Paragraph 9(b)(iii)
                           of the Loan Agreement
                          Dated __________, 199_


     The undersigned officer of St. Mary Land & Exploration Company ("Borrower") pursuant to Section 9(b)(iii) of the Loan Agreement dated as of April 1, 1996, (the "Loan Agreement") among Borrower and each of the banks or financial institutions which is or may from time to time become a signatory thereto (individually, a "Bank" and collectively, the "Banks"), NationsBank of Texas, N.A., as agent for the Banks and as a Bank, and Norwest Bank Colorado, National Association, hereby certifies as follows:

     Computations showing compliance as of ________, 199_ with:

     1.   [Section 9(l) Current Ratio]

          (a)  Minimum per agreement              ___________
          (b)  Actual                             ___________

     2.   [Section 9(n): Stockholders Equity]

          (a)  Minimum per agreement              $__________
          (b)  Actual                             ___________

     3. The undersigned hereby certifies that the attached financial statements are true, correct and complete to the best of his/her knowledge and belief after due inquiry.

     4. The undersigned has read the covenants and conditions of the Loan Agreement to which this Certificate relates; this Certificate is based upon an examination of the Loan Agreement and of the accounts and other pertinent records of the Company.

     5. In the opinion of the undersigned, he/she has made such examination and investigation as is necessary to enable him/her to express an informed opinion as to whether or not the covenants and conditions of the Agreement as to which this Certificate relates have been complied with, and, to the best of his/her knowledge: (check either (a) or (b))

     ( )  (a)  There exists no Event of Default or unmatured
               Event of Default on the date hereof.

     ( ) (b) There exists no default or Event of Default or Unmatured Event of Default on the date hereof except for the following matters: (Describe all such matters, specifying the nature, duration and status thereof and what action Borrower has taken or proposes to take with respect thereto).




                                   Name



                                   Title



                                   Date

                                 EXHIBIT I

                             Form of Mortgage


                                 EXHIBIT J

                               [Printed Form
                           Borrowing Resolution]


                                EXHIBIT "K"


                             __________, 1996    Draft
                                                 5-22-96 of
                                                 Borrowers form
                                                 of opinion

NationsBank of Texas, N.A.
Energy Banking Group
#492-49
901 Main
Dallas, Texas 75202
Attention: Michele L. Jones

Norwest Bank Denver, National Association
1740 Broadway
Denver, Colorado 80274-8699
Attention:  J. T. Reagan

     Re:  Loan Agreement dated as of April 1, 1996

Gentlemen:

     We have acted as counsel to St. Mary Land & Exploration Company, a Delaware corporation ("Borrower"), in connection with the Amended and Restated Loan Agreement (the "Agreement") , dated as of April 1, 1996, and the other Loan Documents, as defined in such Agreement, between Borrower and NationsBank of Texas, N.A. and Norwest Bank of Colorado, National Association and such other lenders, if any, which may become participants thereunder (the "Lenders"). While this firm represents Borrower on a regular basis, our engagement has been limited to specific matters as to which we have been consulted by Borrower. This opinion of counsel is being delivered to you pursuant to paragraph 13(a)(vii) of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.

     In our capacity as such counsel, we have examined the originals, or copies identified to our satisfaction as being true copies, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     Based upon the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, it is our opinion that:

          (a) (i) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in every jurisdiction in which the nature of its business or the ownership of its assets requires such qualification and failure to so qualify could have a material adverse effect on Borrower, its business, operations, property, prospects, assets or condition (financial or otherwise); and (ii) Borrower has the power and authority to own the property which it owns and to carry on its business as such business is now conducted.

          (b) The execution, delivery and performance by Borrower of the Agreement and the other Loan Documents, and the consummation of the transactions contemplated therein will not conflict with the certificate of incorporation, bylaws or other organizational or governing documents of Borrower, conflict with any law, rule or regulation to which Borrower is subject, or to the best of our knowledge conflict with or result in any breach of any mortgage or lien, or any lease, agreement, instrument, order, judgment, decree, or any other restriction of any kind or character to which Borrower is a party or is subject or by which Borrower or its properties are bound or affected.

          (c) No consent, approval, exemption, authorization or order of or other action by, and no notice to or filing with, any court or governmental authority or to the best of our knowledge any third party is required in connection with the execution, delivery or performance by Borrower of the Agreement or any other Loan Document or to consummate any transactions contemplated thereby.

          (d) Borrower has full power and authority to enter into the Agreement and the other Loan Documents. The execution and delivery of the Agreement and the other Loan Documents, and the performance and observance of their terms, conditions and obligations, have been duly authorized by all necessary corporate action by Borrower. The Agreement and the Notes are, and when executed by Borrower the Security Documents will be, legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as such validity, binding effect and enforceability may be limited or affected by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights or general principles of equity.

          (e) To the best of our knowledge there are no actions, suits, proceedings or other claims against Borrower or any of its properties pending or threatened before any court or by or before any governmental instrumentality, which could have a material adverse effect on the business, operations, property, prospects, assets or condition (financial or otherwise) of Borrower or the ability of Borrower to perform its obligations under the Agreement or the other Loan Documents. To the best of our knowledge, there exists no default or breach by Borrower with respect to any order, writ, injunction, decree or demand of any court or governmental instrumentality, nor does the execution, delivery or performance of the Agreement or the other Loan Documents result in any such default or breach. The knowledge referred to herein is in each instance without any independent investigation and is derived solely from a review of our records of matters on which we have been retained to represent or advise the Borrower. We have not been retained to represent the Borrower for all of its litigation matters. The Borrower has provided you with a copy of Borrower's 1995 annual report with reference to certain litigation as set forth in Note 7 of the Notes to Consolidated Financial Statements contained therein. There may be written agreements or instruments affecting the Borrower, or claims or possible claims by or against the Borrower or regulatory authorities with jurisdictions over the Borrower, of which we have no knowledge. We have made no independent investigation to verify the accuracy or completeness of our knowledge, and in particular we have not conducted searches in the public records of any Court or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

     Our opinions are subject to the following qualifications:

          1. Except for the limited opinion expressed inparagraph (d) above, we express no opinion as to Borrower's rights in or title to the Oil and Gas Properties and we have not independently investigated the status of Borrower's title to the Oil and Gas Properties.

          2. Except for the limited opinion expressed in paragraph (d) above, we have not independently investigated any real property records, fixture filings or UCC records naming Borrower as debtor, and we express no opinion with respect to the priority of the security interest in favor of the Lenders in the Oil and Gas Properties.

          3. We express no opinion as to any laws other than the laws of the State of Colorado and the federal laws of the United States.

          4. This opinion is rendered as of the above date, and we do not undertake to advise you of matters which may come to our attention after the above date which may affect the opinions expressed herein.

     This opinion is solely for the purposes contemplated by the Agreement. Without our prior written consent, this opinion may not be utilized for any other purpose, nor may this opinion be quoted in whole or in part or otherwise referred to in any report or document or furnished to any person or entity, other than your counsel or authorized employees, except in response to a valid subpoena or other lawful purpose.

         Very truly yours,




cc: St. Mary Land & Exploration Company